Exhibit 2(k)(xvi)

                            REVOLVING LOAN AGREEMENT

                            Dated as of June13, 2001

                                  by and among

                           PILGRIM SENIOR INCOME FUND,

                                  as Borrower,

                          ING PILGRIM INVESTMENTS, LLC,

                                  as Servicer,

                      EDISON ASSET SECURITIZATION, L.L.C.,

                               as Conduit Lender,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

 as Committed Lender, Operating Agent, Collateral Agent and Administrative Agent
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                                TABLE OF CONTENTS

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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.01.  Definitions.....................................................2
Section 1.02.  Rules of Construction...........................................2

                                   ARTICLE II
                           AMOUNTS AND TERMS OF CREDIT

Section 2.01.  Revolving Credit Facility.......................................2
Section 2.02.  Prepayments; Reduction and Termination of Maximum
               Facility Amount.................................................3
Section 2.03.  Interest........................................................4
Section 2.04.  Fees............................................................6
Section 2.05.  Receipt of Payments.............................................6
Section 2.06.  Establishment of Accounts.......................................7
Section 2.07.  Settlement Procedures...........................................8
Section 2.08.  Indemnity......................................................12
Section 2.09.  Capital Requirements; Additional Costs.........................13
Section 2.10.  Breakage Costs.................................................14
Section 2.11.  Single Loan....................................................15

                                   ARTICLE III
                              CONDITIONS PRECEDENT

Section 3.01.  Conditions to Effectiveness of Agreement.......................15
Section 3.02.  Conditions Precedent to All Revolving Credit Advances..........16

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Representations and Warranties of the Borrower.................16
Section 4.02.  Representations and Warranties of the Servicer.................23

                                    ARTICLE V
                        GENERAL COVENANTS OF THE BORROWER

Section 5.01.  Affirmative Covenants of the Borrower..........................26
Section 5.02.  Reporting Requirements of the Borrower.........................28
Section 5.03.  Negative Covenants of the Borrower.............................28

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                                TABLE OF CONTENTS
                                   (continued)

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                                   ARTICLE VI
                               SERVICER PROVISIONS

Section 6.01.  Appointment of the Servicer....................................30
Section 6.02.  Duties and Responsibilities of the Servicer....................31
Section 6.03.  Collections on Financings......................................31
Section 6.04.  Authorization of the Servicer..................................31
Section 6.05.  Servicing Fees.................................................32
Section 6.06.  Covenants of the Servicer......................................32
Section 6.07.  Reporting Requirements of the Servicer.........................33
Section 6.08.  Amendments to Servicing Agreements.............................33

                                   ARTICLE VII
                           GRANT OF SECURITY INTERESTS

Section 7.01.  Borrower's Grant of Security Interest..........................33
Section 7.02.  Consent to Assignment..........................................34
Section 7.03.  Delivery of Collateral.........................................34
Section 7.04.  Borrower Remains Liable........................................35
Section 7.05.  Covenants of the Borrower and the Servicer Regarding the
               Borrower Collateral............................................35

                                  ARTICLE VIII
                EVENTS OF DEFAULT; EVENTS OF SERVICER TERMINATION

Section 8.01.  Events of Default..............................................37
Section 8.02.  Events of Servicer Termination.................................40

                                   ARTICLE IX
                                    REMEDIES

Section 9.01.  Actions Upon Event of Default..................................42
Section 9.02.  Exercise of Remedies...........................................43
Section 9.03.  Power of Attorney..............................................43
Section 9.04.  Continuing Security Interest...................................44

                                    ARTICLE X
                          SUCCESSOR SERVICER PROVISIONS

Section 10.01. Servicer Not to Resign.........................................44
Section 10.02. Appointment of the Successor Servicer..........................44
Section 10.03. Duties of the Servicer.........................................45
Section 10.04. Effect of Termination or Resignation...........................45

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                                TABLE OF CONTENTS
                                   (continued)

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                                   ARTICLE XI
                            THE ADMINISTRATIVE AGENT

Section 11.01. Authorization and Action.......................................45
Section 11.02. Reliance.......................................................46
Section 11.03. GE Capital and Affiliates......................................46

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.01. Notices........................................................47
Section 12.02. Binding Effect; Assignability..................................47
Section 12.03. Termination; Survival of Borrower Obligations Upon Facility
               Termination Date...............................................48
Section 12.04. Costs, Expenses and Taxes......................................48
Section 12.05. Confidentiality................................................50
Section 12.06. No Proceedings.................................................51
Section 12.07. Complete Agreement; Modification of Agreement..................51
Section 12.08. Amendments and Waivers.........................................51
Section 12.09. No Waiver; Remedies............................................51
Section 12.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...52
Section 12.11. Counterparts...................................................53
Section 12.12. Severability...................................................53
Section 12.13. Section Titles.................................................53
Section 12.14. Limited Recourse...............................................54
Section 12.15. Further Assurances.............................................54

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                                   APPENDICES

Exhibit 2.01(a)               Form of Notice of Revolving Credit Advance
Exhibit 2.01(b)               Form of Revolving Note
Exhibit 2.02(a)(i)            Form of Repayment Notice
Exhibit 2.02(a)(ii)           Form of Facility Reduction Notice
Exhibit 2.02(a)(iii)          Form of Facility Termination Notice
Exhibit 3.01(a)-A             Form of Solvency Certificate
Exhibit 3.01(a)-B             Form of Bringdown Certificate (Closing)
Exhibit 3.01(a)-C             Form of Bringdown Certificate (Post-Closing)
Exhibit 3.01(a)-D             Form of Servicer's Certificate (Closing)
Exhibit 3.01(a)-E             Form of Servicer's Certificate (Post-Closing)
Exhibit 3.01(a)-F             Form of Monthly Report
Exhibit 5.02(b)               Form of Borrowing Base Certificate
Exhibit 5.02(c)               Form of Daily Certificate
Exhibit 9.03                  Form of Power of Attorney
Annex 5.01(c)                 Cash Management Systems
Annex 5.02(a)                 Reporting Requirements of the Borrower
Annex 5.02(b)                 Investment Reports
Annex 6.07                    Reporting Requirements of the Servicer
Annex W                       Investment and Valuation Policies
Annex X                       Definitions
Annex Y                       Schedule of Documents
Schedule 4.01(b)              Executive Offices; Collateral Locations; Corporate
                              or Other Names; FEIN
Schedule 4.01(d)              Litigation
Schedule 4.01(h)              Ventures, Subsidiaries and Affiliates; Outstanding
                              Stock and Indebtedness
Schedule 4.01(i)              Tax Matters
Schedule 4.01(k)              ERISA Plans
Schedule 4.01(p)              Deposit and Securities Accounts
Schedule 4.02(d)              Litigation
Schedule 4.02(g)              Tax Matters
Schedule 4.02(k)              ERISA Plans
Schedule 5.01(b)              Trade Names
Schedule 5.03(b)              Existing Liens

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          This REVOLVING LOAN AGREEMENT (this "LOAN AGREEMENT") is entered into as of June 13, 2001, by and among PILGRIM SENIOR INCOME FUND, a Delaware business trust (the "BORROWER"), ING PILGRIM INVESTMENTS, LLC, a Delaware limited liability company (the "SERVICER"), EDISON ASSET SECURITIZATION, L.L.C., a limited liability company organized under the laws of the State of Delaware, as the Conduit Lender, and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as the Committed Lender, as Collateral Agent for the Conduit Lender, as Operating Agent for the Conduit Lender and as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT").

                                    RECITALS

          A. The Borrower is a closed-end management investment company registered under the Investment Company Act (as defined herein).

          B. Under its investment objectives and policies, the Borrower normally invests primarily in secured senior floating rate loans and other investments.

          C. The Borrower intends to fund its acquisition and holding of such loans and other investments, in part, by borrowing Revolving Credit Advances hereunder and, subject to the terms and conditions hereof, the Conduit Lender and the Committed Lender intend to make such Revolving Credit Advances, from time to time, as described herein, in an aggregate principal amount of up to One Hundred Million Dollars ($100,000,000).

          D. In order to secure the obligations of the Borrower to the Lenders, the Borrower has agreed to grant to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest and lien upon such loans and other investments and certain related assets.

          E. The Administrative Agent has been requested and is willing to act as agent on behalf of the Lenders in connection with the making and financing of such revolving credit.

          F. In order to effectuate the purposes of this Loan Agreement, the Borrower and the Lenders desire to appoint the Servicer to service, administer and collect the loans and other investments owned by the Borrower, and the Servicer is willing to act in such capacity on the terms and conditions set forth herein.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

          SECTION 1.01. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in ANNEX X.

          SECTION 1.02. RULES OF CONSTRUCTION. For purposes of this Loan Agreement, the rules of construction set forth in ANNEX X shall govern. All Appendices hereto, or expressly identified to this Loan Agreement, are incorporated herein by reference and, taken together with this Loan Agreement, shall constitute but a single agreement.

                                   ARTICLE II
                           AMOUNTS AND TERMS OF CREDIT

          SECTION 2.01. REVOLVING CREDIT FACILITY.

          (a) From and after the Closing Date and until the Facility Termination Date and subject to the terms and conditions hereof, the Conduit Lender (prior to the occurrence of an Edison Termination Date) and the Committed Lender (after the occurrence of the Committed Lender Funding Event) severally agree to make Revolving Credit Advances to the Borrower from time to time. The Outstanding Principal Amount shall not exceed at any time the least of (i) the Maximum Facility Amount, (ii) the Cap Amount and (iii) an amount equal to (x) the Borrowing Base MULTIPLIED BY the Maximum Advance Rate MINUS (y) the Interest Discount Amount MINUS (z) the Custodial Overadvance Amount (such least amount, the "BORROWING AVAILABILITY"). Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances hereunder on the terms and conditions set forth herein. Each Revolving Credit Advance shall be made on notice by the Borrower to the Administrative Agent, which notice is to be received no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the proposed Borrowing Date set forth therein. Each such notice (a "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 2.01(A), shall include the information required in such Exhibit, shall be irrevocable and shall be accompanied by a completed Daily Certificate as of the date of delivery, after giving effect to the Revolving Credit Advance requested thereby. Following receipt of any Notice of Revolving Credit Advance, and subject to the satisfaction of the conditions set forth in SECTION 3.02, the Applicable Lender shall make available to or on behalf of the Borrower on the Borrowing Date specified therein the lesser of the amount specified in such Notice of Revolving Credit Advance and the Borrowing Availability by depositing such amount in same day funds to such Deposit Account as the Borrower shall have identified in such Notice of Revolving Credit Advance.

          (b) The Borrower shall execute and deliver to each Lender a note to evidence its Revolving Credit Advances. Each such note shall be in the principal amount of the Maximum Facility Amount, dated the Closing Date, and substantially in the form of EXHIBIT 2.01(B) (each such note, a "REVOLVING NOTE"). Each Revolving Note shall represent the obligation of the Borrower to pay the amount of the Maximum Facility Amount or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by the Applicable Lender to the Borrower together with interest thereon as prescribed in SECTION 2.03. The entire unpaid balance of the Revolving Credit Advances and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Facility Termination Date.

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          (c) The Lenders and the Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance or similar notice reasonably believed by the Administrative Agent to be genuine. At the Closing and periodically thereafter, the Borrower shall provide to the Administrative Agent a list of Authorized Officers who are authorized to submit such a notice. The Administrative Agent may each assume that each Person executing and delivering such a notice whose name appears on such list was duly authorized, unless the responsible individual acting thereon for the Administrative Agent has actual knowledge to the contrary.

          (d) The Administrative Agent is authorized to, and at its sole election may, on one (1) Business Day's notice, charge to the Outstanding Principal Amount balance on behalf of Borrower and cause to be paid all fees, expenses, charges, costs and interest owing by Borrower under this Loan Agreement or any of the other Related Documents if and to the extent Borrower fails to pay any such amounts as and when due, even if such charges would cause the Outstanding Principal Amount to exceed Borrowing Availability. At the Administrative Agent's option and to the extent permitted by law, any charges so made shall constitute Revolving Credit Advances hereunder.

          SECTION 2.02. PREPAYMENTS; REDUCTION AND TERMINATION OF MAXIMUM FACILITY AMOUNT.

          (a)  VOLUNTARY PREPAYMENTS AND TERMINATIONS.

               (i) The Borrower may, at any time on at least one Business Day's prior written notice to the Administrative Agent, voluntarily prepay all or part of the Outstanding Principal Amount. On the Settlement Date immediately following the date of such prepayment, the Borrower shall pay all Daily Interest accrued on the principal amount of such prepayment through but excluding the date of such prepayment, together with any Breakage Costs in accordance with SECTION 2.10. Each notice given under this SECTION 2.02(A)(I) (each, a "REPAYMENT NOTICE") must be given in writing (by telecopy or overnight courier) substantially in the form of
     EXHIBIT 2.02(A)(I), and shall include the information required in such Exhibit.

               (ii) So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, not more than twice during each calendar year, reduce the Maximum Facility Amount permanently; PROVIDED, that (A) the Borrower shall give ten Business Days' prior written notice of any such reduction to the Administrative Agent, (B) any partial reduction of the Maximum Facility Amount shall be in a minimum amount of $5,000,000 or an integral multiple thereof, (C) the Maximum Facility Amount shall not be reduced in part to an amount less than $85,000,000, and (D) in no event may the Maximum Facility Amount be reduced below the then Outstanding Principal Amount. Each notice given under this SECTION 2.02(A)(II) (each, a "FACILITY REDUCTION NOTICE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 2.02(A)(II) and shall include the information required in such Exhibit. Upon any such reduction of the Maximum Facility Amount, Borrower's right to

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     request Revolving Credit Advances shall simultaneously be irrevocably and permanently reduced. If any portion of the Outstanding Principal Amount is being prepaid in connection with such reduction, on the Settlement Date immediately following such reduction, the Borrower shall pay all Daily Interest accrued on the principal amount of such prepayment through but excluding the date of such prepayment, together with any Breakage Costs in accordance with SECTION 2.10.

               (iii) The Borrower may at any time on at least 90 days' prior written notice to the Administrative Agent irrevocably reduce the Maximum Facility Amount to zero, PROVIDED that upon such reduction the entire Outstanding Principal Amount and other accrued and unpaid Borrower Obligations shall be immediately due and payable in full. Any such reduction of the Maximum Facility Amount must be accompanied, if any Revolving Credit Advances are being prepaid in connection with such reduction, by payment of any Breakage Costs in accordance with SECTION
     2.10. Each notice given under this SECTION 2.02(A)(III) (each, a "FACILITY TERMINATION NOTICE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 2.02(A)(III) and shall include the information required in such Exhibit. Upon any such termination of the Maximum Facility Amount, Borrower's right to request Revolving Credit Advances shall simultaneously be irrevocably and permanently terminated.

               (iv) Each written notice required to be delivered pursuant to SECTIONS 2.02(A)(I), (II) and (III) shall be irrevocable and shall be effective (A) on the day of receipt if received by the Administrative Agent not later than 1:00 p.m. (New York time) on any Business Day and (B) on the immediately succeeding Business Day if received by the Administrative Agent after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice shall specify the amount of such prepayment or reduction of the Maximum Facility Amount, as applicable.

          (b)  MANDATORY PREPAYMENTS.

               (i) If at any time the Outstanding Principal Amount exceeds the Borrowing Availability, the Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. On the Settlement Date immediately following the date such repayment is required, the Borrower shall pay all accrued and unpaid Daily Interest (including Margin) on the amount of principal so repaid.

               (ii) On each Business Day on and after the Facility Termination Date and before the date on which all Obligations are paid in full, the Borrower shall repay the aggregate outstanding Revolving Credit Advances in an amount equal to the aggregate amount of Collections (other than Collections constituting interest on Trust Investments) on such date.

          SECTION 2.03. INTEREST.

          (a) Subject to the provisions of SECTION 2.07, the Borrower shall pay interest to the Administrative Agent, for the ratable benefit of the Lenders, in arrears on each applicable Settlement Date, in an amount equal to the sum of the Daily Interest for each day in the immediately preceding Settlement Period.

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          (b) If any payment in respect of the Outstanding Principal Amount becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of fees calculated on a per annum basis and interest shall be made by the Administrative Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive, absent manifest error.

          (d) The Borrower shall pay interest at the applicable Daily Interest Rate on unpaid Daily Interest and on any other amount payable by the Borrower hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to (but excluding) the date the same is indefeasibly paid in full.

          (e) Notwithstanding anything to the contrary set forth in this SECTION 2.03, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, HOWEVER, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall, to the extent permitted by applicable law, continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Administrative Agent, on behalf of the Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Loan Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 2.03(A) through (D) above, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by the Lenders pursuant to the terms hereof exceed the amount which the Lenders could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 2.03(E), a court of competent jurisdiction shall finally determine that the Lenders have received interest hereunder in excess of the Maximum Lawful Rate, the Administrative Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 2.07 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

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          SECTION 2.04. FEES.

          (a) The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the fees specified in the Fee Letter, at the times specified for payment therein.

          (b) Subject to the provisions of SECTION 2.07, as additional compensation for the Lenders, the Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, monthly in arrears, on each Settlement Date prior to the Facility Termination Date and on the Facility Termination Date, the Unused Facility Fee for the prior Settlement Period (and, in the case of the Facility Termination Date, for the period from the end of the prior Settlement Period to the Facility Termination Date).

          SECTION 2.05. RECEIPT OF PAYMENTS; TAXES.

          (a) Subject to SECTION 2.07, the Borrower shall make each payment under this Loan Agreement not later than 12:00 noon (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the day of receipt of immediately available funds therefor in the Collection Account prior to 12:00 noon (New York time). Payments received on any day that is not a Business Day or after 12:00 noon (New York time) on any Business Day shall be deemed to have been received on the following Business Day.

          (b) Any and all payments by Borrower hereunder shall be made in accordance with this SECTION 2.05 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings. If the Borrower shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.05) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and
(iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of taxes required pursuant to this SECTION 2.05, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of taxes on or required to be deducted from any amount payable hereunder (including any taxes imposed by any jurisdiction on amounts payable under this SECTION 2.05, but excluding taxes imposed on or measured by the net income of the Affected Party by the jurisdictions (including, where applicable, the federal income taxes of the United States of America) under the laws of which the Affected Party is organized or any political subdivision thereof) paid by such Affected Party and not otherwise withheld or paid by the Borrower in accordance with this SECTION 2.05, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted.

          (c) Each Lender organized under the laws of a jurisdiction outside of the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Revolving Notes are exempt from United States

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withholding tax under an applicable statute or tax treaty shall provide to the
Borrower and the Administrative Agent a properly completed and executed IRS Form 4224 (or new Form W-8 ECI), Form 1001 (or new Form W-8 BEN), Form W-9, any successor form, or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to the Borrower and the Administrative Agent prior to becoming a Lender hereunder. Unless the Borrower otherwise agrees, no foreign Person may become a Lender hereunder if such Person is unable to deliver a Certificate of Exemption.

          SECTION 2.06. ESTABLISHMENT OF ACCOUNTS.

          (a) COLLECTION ACCOUNTS.

               (i) The Lenders have established and shall maintain the Collection Accounts with the Depositary. The Borrower and the Conduit Lender agree that the Operating Agent shall, subject to the terms of this Loan Agreement, have exclusive dominion and control of the Conduit Lender's Collection Account and of all monies, instruments and other property from time to time on deposit therein. The Borrower and the Committed Lender agree that the Administrative Agent shall, subject to the terms of this Loan Agreement, have exclusive dominion and control of the Committed Lender's Collection Account and of all monies, instruments and other property from time to time on deposit therein. The Lenders and the Agents may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as proceeds of the Borrower Collateral.

               (ii) If, for any reason, the Depositary wishes to resign as depositary of the Collection Account or fails to carry out the instructions of the Operating Agent or the Administrative Agent, as applicable, then the Operating Agent or the Administrative Agent, as applicable, shall promptly notify the Lenders. None of the Lenders, the Operating Agent or the Administrative Agent shall close any Collection Account unless they shall have (A) established a new deposit account with the new Depositary, (B) the applicable Lender and the Administrative Agent or the Operating Agent have entered into an agreement covering such new account with such new Depositary satisfactory in all respects to the Administrative Agent (in the case of the Committed Lender's Collection Account) or the Operating Agent (in the case of the Conduit Lender's Collection Account) (whereupon such new account shall become the Collection Account of the applicable Lender for all purposes of this Loan Agreement and the other Related Documents), and (C) the Lenders, the Administrative Agent and the Operating Agent have taken all such action as the Administrative Agent or the Operating Agent shall require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent on behalf of the Lenders and to the Collateral Agent on behalf of the Conduit Lender under the Collateral Agent Agreement.

          (b) RETENTION ACCOUNTS. The Lenders have established and shall maintain the Retention Accounts with the Depositary. The Borrower and the Conduit Lender agree that the Operating Agent shall, subject to the terms of this Loan Agreement, have exclusive dominion and control of the Conduit Lender's

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Retention Account and of all monies, instruments and other property from time to time on deposit therein. The Borrower and the Committed Lender agree that the Administrative Agent shall, subject to the terms of this Loan Agreement, have exclusive dominion and control of the Committed Lender's Retention Account and of all monies, instruments and other property from time to time on deposit therein.

          (c) COLLATERAL ACCOUNT. The Conduit Lender has established and shall maintain the Collateral Account with the Depositary. The Borrower, the Administrative Agent and the Conduit Lender agree that the Collateral Agent shall have exclusive dominion and control of the Collateral Account and all monies, instruments, and other property from time to time on deposit therein. The Borrower and the Administrative Agent agree to deposit all funds to be paid to the Conduit Lender and the Conduit Lender Secured Parties into the Collateral Account.

          (d) INVESTMENT OF FUNDS IN ACCOUNTS. To the extent uninvested amounts are on deposit in any Retention Account on any given day during the Revolving Period, the Administrative Agent or the Operating Agent, as the case may be, shall invest all such amounts in Permitted Short-Term Investments selected by such Agent that mature no later than the immediately succeeding Settlement Date. From and after the Facility Termination Date, any investment of such amounts shall be solely at the discretion of the applicable Agent, PROVIDED that such investments may only be made in Permitted Short-Term Investments. All proceeds of any such investment shall be deposited upon receipt into the applicable Retention Account.

          SECTION 2.07. SETTLEMENT PROCEDURES.

          (a)  FUNDING OF COLLECTION ACCOUNT.

               (i) As soon as practicable on each Business Day, and in any event no later than 12:00 noon (New York time) on each Business Day:

                    (A) if the Business Day is a day on which any funds are to be withdrawn from a Custodial Account to be paid to or for the benefit of the Administrative Agent or the Lenders pursuant to the Control Agreement, the Borrower and the Servicer shall instruct the Custodians to transfer such funds in same day funds to the Collection Account, and shall notify the Administrative Agent of the amount of such funds;

                    (B) to the extent not otherwise deposited pursuant to
          SECTION 2.07(A)(I)(A) or retained from Collections in the Collection Account, the Borrower shall deposit cash in the Collection Account in the amount required, if any, to be paid by the Borrower on or prior to such Business Day under SECTIONS 2.02, 2.05(B), 2.08, 2.09, or 2.10 (including, but not limited to, Additional Amounts and Indemnified Amounts);

                    (C) the Borrower shall deposit in the Collection Account the Outstanding Balance of any Trust Investment it elects to pay pursuant to SECTION 7.05(D);

                    (D) if such Business Day is a Settlement Date and no Event of Default has occurred and is continuing, to the extent not otherwise deposited pursuant to SECTIONS 2.07(A)(I)(A) and (B) or retained from Collections in the Collection Account, the Borrower shall deposit cash into the Collection Account in an amount equal to the sum of:

                         (I) the Accrued Monthly Interest for the immediately
               preceding Settlement Period;

                         (II) the Accrued Monthly Unused Facility Fee for the
               immediately preceding Settlement Period;

                         (III) all Additional Amounts incurred and payable to
               any Affected Party as of the end of the immediately preceding Settlement Period;

                         (IV) all other amounts accrued and payable under this
               Loan Agreement and the Fee Letter (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period; and

                         (V) an amount equal to the excess, if any, of the
               Outstanding Principal Amount over the Borrowing Availability;

                    (E) if on such Business Day an Event of Default has occurred and is continuing, to the extent not otherwise deposited pursuant to SECTIONS 2.07(A)(I)(A) and (B) or retained from Collections in the Collection Account, the Borrower shall deposit cash into the Collection Account in an amount equal to the sum of:

                         (I) Daily Interest with respect to the immediately
               preceding Business Day;

                         (II) the Interest Shortfall as of the immediately
               preceding Business Day;

                         (III) the Unused Facility Fee with respect to the
               immediately preceding Business Day;

                         (IV) the Unused Facility Fee Shortfall as of the
               immediately preceding Business Day;

                         (V) all Additional Amounts incurred and payable to any
               Affected Party as of the immediately preceding Business Day;

                         (VI) all other amounts accrued and payable under this
               Loan Agreement and the Fee Letter (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Business Day; and

                         (VII) an amount equal to the excess, if any, of the
               Outstanding Principal Amount over the Borrowing Availability; and

                    (F) if on such Business Day an Event of Default has occurred and is continuing, on or before 5:00 p.m. (New York time) of the second Business Day immediately preceding any Settlement Date, the Administrative Agent shall determine and notify the Borrower of any Retention Account Deficiency for the preceding Settlement Period, and the Borrower shall deposit cash in the amount of such Retention Account Deficiency to the Collection Account.

               (ii) From and after the Facility Termination Date, the Administrative Agent shall transfer all amounts on deposit in the Retention Account as of that date to the Collection Account.

          (b) DISBURSEMENTS FROM THE COLLECTION ACCOUNT PRIOR TO FACILITY TERMINATION DATE. On each Business Day prior to the Facility Termination Date,
(x) all amounts transferred to the Collection Account to pay the amounts set forth in CLAUSES ((A)(I)(B), (C), (D), (E) and (F) above shall then be transferred from the Collection Account to the Retention Account and (y) the applicable Agent shall then disburse the balance of any amounts remaining after making the foregoing disbursements, (A) if no Event of Default has occurred and is continuing, to one or more Custodial Accounts as the Borrower may from time to time designate, or (B) if an Event of Default has occurred and is continuing, to repay outstanding Revolving Credit Advances and/or to one or more Custodial Accounts, as the applicable Agent may direct.

          (c) DISBURSEMENTS FROM THE RETENTION ACCOUNT PRIOR TO FACILITY TERMINATION DATE. On each Settlement Date prior to the Facility Termination Date, amounts on deposit in the Retention Account shall be disbursed or retained by the Operating Agent (in the case of the Conduit Lender's Retention Account) or the Administrative Agent (in the case of the Committed Lender's Retention Account) in the following priority:

               (i) to the Applicable Lenders (or, if applicable, any Indemnified Person or Affected Party), such Person's allocable share of an amount equal to:

                    (A) the Accrued Monthly Interest for the immediately preceding Settlement Period;

                    (B) the Accrued Monthly Unused Facility Fee for the immediately preceding Settlement Period;

                    (C) all Additional Amounts incurred and payable to any Affected Party as of the end of the immediately preceding Settlement Period;

                    (D) all other amounts accrued and payable under this Loan Agreement and the Fee Letter (including Indemnified Amounts incurred and payable to any Indemnified Person) as of the end of the immediately preceding Settlement Period; and

                    (E) an amount equal to the excess, if any, of the Outstanding Principal Amount over the Borrowing Availability, to be applied to the Outstanding Principal Amount; and

               (ii) to one or more Custodial Accounts as the Borrower may designate from time to time, the balance remaining after retaining or disbursing the foregoing amounts.

          (d) SETTLEMENT PROCEDURES FROM AND AFTER THE FACILITY TERMINATION DATE. On each Business Day from and after the Facility Termination Date until the Termination Date, the Operating Agent (in the case of the Conduit Lender's Retention Account and Collection Account) or the Administrative Agent (in the case of the Committed Lender's Retention Account and Collection Account) shall:

               (i) as soon as practicable, transfer all amounts then on deposit in each Retention Account to the related Collection Account; and

               (ii) transfer all amounts in the Collection Account (including amounts transferred from the Retention Account pursuant to SECTION 2.07(A)(I)(F)) in the following priority:

                    (A) if an Event of Servicer Termination has occurred and a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with SECTION 10.02, then to the Successor Servicer an amount equal to its accrued and unpaid Successor Servicing Fees and Expenses;

                    (B) to the Lenders, ratably, an amount equal to accrued and unpaid Daily Interest through and including the date of maturity (if any) of the Commercial Paper (or other funding source) maintaining the Outstanding Principal Amount;

                    (C) to the Lenders, ratably, an amount equal to the unpaid Outstanding Principal Amount;

                    (D) to the Administrative Agent, an amount equal to accrued and unpaid Unused Facility Fees;

                    (E) all Indemnified Amounts incurred and payable to any Indemnified Person and all Additional Amounts incurred and payable to any Affected Party, disbursed ratably among all such Indemnified Persons and Affected Parties; and

                    (F) to an account previously designated by the Borrower, the balance of any funds remaining after payment in full of all amounts set forth in SECTIONS 2.07(D)(II)(A) through (II)(E).

          (e) ACCOUNTING BY ADMINISTRATIVE AGENT. The Administrative Agent will, upon the Borrower's written request, promptly give an accounting as to any applications of funds made pursuant to this SECTION 2.07.

          (f) TERMINATION PROCEDURES. On the earlier of (i) the first Business Day after the Facility Termination Date on which the Outstanding Principal Amount has been reduced to zero or (ii) the Scheduled Maturity Date, if the obligations to be paid pursuant to this SECTION 2.07 have not been paid in full, the Borrower shall immediately deposit in the Collection Account an amount sufficient to make such payments in full. On the Termination Date, all amounts on deposit in the Collection Account and the Retention Account shall be disbursed to the Borrower and all Liens of each of the Lenders and the Administrative Agent in and to the Borrower Collateral shall be released by each of the Lenders and the Administrative Agent. Such disbursement shall constitute the final payment to which the Borrower is entitled pursuant to the terms of this Loan Agreement and no more payments shall be required to be made by the Borrower under this SECTION 2.07.

          SECTION 2.08. INDEMNITY.

          (a) The Borrower shall indemnify and hold harmless each of the Administrative Agent, the Operating Agent, the Collateral Agent, the Lenders, the Liquidity Agent, the Liquidity Lenders, the Letter of Credit Agent, the Letter of Credit Providers and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Loan Agreement and the other Related Documents, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents (collectively, "INDEMNIFIED AMOUNTS"); PROVIDED, that the Borrower shall not be liable for any indemnification (i) to an Indemnified Person other than the Lenders, to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence, as finally determined by a court of competent jurisdiction, or (ii) to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's willful misconduct, as finally determined by a court of competent jurisdiction.

          (b) The Servicer shall indemnify and hold harmless each Indemnified Person, from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of any breach by the Servicer (solely in its capacity as Servicer) of its obligations hereunder or under any other Related Document; PROVIDED, that the Servicer shall not be liable for any indemnification (A) to an Indemnified Person other than the Lenders, to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's gross negligence, as finally determined by a court of competent jurisdiction, (B) to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from that Indemnified Person's willful misconduct, as finally determined by a court of competent jurisdiction, or (C) to the extent that any such Indemnified Amount constitutes recourse for uncollectible or uncollected Trust Investments. Without limiting the generality of the foregoing, the

Servicer shall pay on demand to each Indemnified Person, any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) (solely in its capacity as Servicer) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Servicer (solely in its capacity as Servicer) pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

               (ii) the failure by the Servicer (solely in its capacity as Servicer) to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to the servicing of any Trust Investment;

               (iii) the imposition of any Adverse Claim with respect to any Trust Investment or the Borrower Collateral as a result of any action taken by the Servicer hereunder; or

               (iv) the commingling of Collections with respect to Trust Investments by the Servicer at any time with its other funds or the funds of any other Person.

          (c) NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY RELATED DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          (d) Any Indemnified Amounts subject to the indemnification provisions of this SECTION 2.08 shall be paid into the Collection Account on demand, and in no case later than five Business Days following demand therefor.

          SECTION 2.09. CAPITAL REQUIREMENTS; ADDITIONAL COSTS.

          (a) If the Administrative Agent on behalf of any Affected Party shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Loan Agreement, any other Related Document or any Program Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Borrower shall from time to time upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the Daily Interest Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Administrative Agent to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

          (b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder, under any other Related Document or under any Program Document, including with respect to any Revolving Credit Advances, Borrower LOC Draws or Liquidity Loans, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Revolving Credit Advances, Borrower LOC Draws or Liquidity Loans (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "ADDITIONAL COSTS"), then the Borrower shall, from time to time upon demand by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the Daily Interest Rate. Such Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this SECTION 2.09(B).

          (c) Determinations by any Affected Party for purposes of this SECTION
2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder, under any other Related Document or under any Program Document or on amounts receivable by it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail (which shall include an explanation of the pertinent Regulatory Change) and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

          SECTION 2.10. BREAKAGE COSTS. The Borrower shall pay to the Administrative Agent for the account of the Lenders, upon request of a Lender, such amount or amounts as shall compensate the Lenders for any loss, cost or expense incurred by the Lenders (as determined by either of the Lenders) as a result of any reduction by the Borrower in the Outstanding Principal Amount (and accompanying loss of Daily Interest thereon) other than on the maturity date of the Commercial Paper (or other financing source) funding such Revolving Credit Advances, which compensation shall include an amount equal to any loss or expense incurred by the Lenders during the period from the date of such reduction to (but excluding) the maturity date of such Commercial Paper (or other financing source) if the rate of interest obtainable by either of the Lenders upon the redeployment of funds in an amount equal to such reduction is less than the interest rate applicable to such Commercial Paper (or other financing source) (any such loss, cost or expense referred to collectively herein as "BREAKAGE COSTS"). The determination by a Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

          SECTION 2.11. SINGLE LOAN. All Revolving Credit Advances to the Borrower and all of the other Borrower Obligations shall constitute one general obligation of the Borrower secured, until the Termination Date, by the Borrower Collateral.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

          SECTION 3.01. CONDITIONS TO EFFECTIVENESS OF AGREEMENT. Neither of the Lenders shall be obligated to make any Revolving Credit Advance under this Loan Agreement, nor shall any of the Lenders or the Agents be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Lenders and the Agents:

          (a) REVOLVING LOAN AGREEMENT; OTHER RELATED DOCUMENTS. This Loan Agreement or counterparts hereof shall have been duly executed by, and delivered to, the parties hereto, and each of the Lenders and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Lenders and the Administrative Agent shall request in connection with the transactions contemplated by this Loan Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each of the Lenders and the Administrative Agent.

          (b) GOVERNMENTAL APPROVALS. Each of the Lenders and the Administrative Agent shall have received satisfactory evidence that the Borrower and the Service Providers have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Loan Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby.

          (c) COMPLIANCE WITH LAWS. The Borrower and the Service Providers shall be in compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in
SECTION 5.01(A).

          (d) PAYMENT OF FEES. The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letter.

          (e) REPRESENTATIONS AND WARRANTIES. Each representation and warranty by the Borrower contained herein and in each other Related Document shall be true and correct as of the Closing Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

          (f) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

          (g) CONFIRMATION OF COMMERCIAL PAPER RATINGS. The Operating Agent shall have received written confirmation from each Rating Agency that the then current rating of the Commercial Paper shall not be withdrawn or downgraded after giving effect to this Loan Agreement and the transactions contemplated hereby.

          (h) AUDIT. The Administrative Agent shall have completed a satisfactory prefunding audit of the Trust Investments and of the Borrower's, Servicer's and Custodian's locations as of the Closing Date.

          SECTION 3.02. CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT ADVANCES. Neither of the Lenders shall be obligated to make any Revolving Credit Advance hereunder on any Borrowing Date (including any Revolving Credit Advance to be made on the Closing Date) if, as of the date thereof:

          (a) any representation or warranty of the Borrower or any Service Provider contained herein or in any of the other Related Documents shall be untrue or incorrect as of such date, either before or after giving effect to the Revolving Credit Advance to be made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Loan Agreement;

          (b) any Default, Event of Default or Event of Servicer Termination shall have occurred and be continuing, or would result from the Revolving Credit Advance to be made on such Borrowing Date or from the application of the proceeds therefrom;

          (c) the Borrower shall not be in compliance with any of its covenants or other agreements set forth herein;

          (d) the Facility Termination Date shall have occurred;

          (e) after giving effect to such Revolving Credit Advance and to the application of the proceeds therefrom, the Outstanding Principal Amount would exceed Borrowing Availability;

          (f) the Borrower or a Service Provider shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to each of the Lenders and the Administrative Agent, as either of the Lenders or the Administrative Agent may reasonably request or a Rating Agency may request; or

          (g) the Administrative Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

          The delivery by the Borrower of a Notice of Revolving Credit Advance and the acceptance by the Borrower of the proceeds of the Revolving Credit Advance on any Borrowing Date shall be deemed to constitute, as of any such Borrowing Date, a representation and warranty by the Borrower that the conditions in this SECTION 3.02 have been satisfied.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. To induce the Lenders to make the Revolving Credit Advances and the Lenders and the Agents to take any action hereunder, the Borrower makes the following representations and warranties to the Lenders and the Agents as of the Closing

Date and as of the date of each Revolving Credit Advance, each and all of which shall survive the execution and delivery of this Loan Agreement.

          (a) TRUST EXISTENCE; COMPLIANCE WITH LAW. The Borrower (i) is a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification;
(iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with the Trust Documents in all material respects; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) EXECUTIVE OFFICES; COLLATERAL LOCATIONS; CORPORATE OR OTHER NAMES; FEIN. As of the Closing Date, the current location of the Borrower's chief executive office, principal place of business, other offices, the warehouses and premises within which any Borrower Collateral is stored or located, and the locations of its records concerning the Borrower Collateral (including originals of the Collateral Documentation) are set forth in SCHEDULE 4.01(B). None of such locations has changed within the past 12 months. During the prior five years, the Borrower has not been known as or used any corporate, fictitious or trade name. In addition, SCHEDULE 4.01(B) lists the federal employer identification number of the Borrower.

          (c) TRUST POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Borrower of this Loan Agreement and the other Related Documents to which it is a party, the creation and perfection of all Liens and ownership interests provided for therein and, solely with respect to CLAUSE (VIII) below, the exercise by any of the Borrower, the Lenders or the Agents of any of their respective rights and remedies under any Related Document to which it is a party: (i) are within the Borrower's trust powers;
(ii) have been duly authorized by all necessary or proper trust action; (iii) do not contravene any provision of the Trust Documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority;
(v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any Trust Investment, any Collateral Documentation or any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of the property of the Borrower is bound; (vi) in light of the confidentiality requirements of
SECTION 12.05(C), do not prohibit administering the Revolving Credit Advances, monitoring the Borrower Collateral, and sharing confidential information with the Lenders and the Agents for purposes of exercising rights and remedies of each of the Lenders under this Loan Agreement; (vii) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower; and (viii) do not require the consent or approval of any Governmental Authority or any other Person, except (A) those referred to in SECTION 3.01(B) all of which will have been duly obtained, made or complied with prior to the Closing Date, and (B) consents to the sale of an assignment of or participation in Trust Investments, to the extent required by the Collateral Documentation applicable thereto. On or prior to the Closing Date, each of the Related Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

          (d) NO LITIGATION. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the grant of the security interest contemplated by this Loan Agreement or the consummation of any of the other transactions contemplated under this Loan Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Borrower and that, if so determined, could have a Material Adverse Effect. Except as set forth on SCHEDULE 4.01(D), as of the Closing Date there is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Borrower.

          (e) SOLVENCY. Both before and after giving effect to (i) the transactions contemplated by this Loan Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent.

          (f) MATERIAL ADVERSE EFFECT. Between February 28, 2001 and the Closing Date, (i) the Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the Borrower's assets and no law or regulation applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Borrower is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Borrower is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between February 28, 2001 and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

          (g) OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, none of the Borrower Collateral is subject to any Adverse Claim, other than Permitted Encumbrances described in CLAUSE (F) of the definition thereof, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to Trust Investments, any Adverse Claims (including Adverse Claims arising under Environmental Laws) and (ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. The Borrower has used reasonable efforts to obtain all assignments, promissory notes and other documents (and has duly effected all recordings, filings and other actions) necessary to establish, protect and perfect the Borrower's right, title and interest in and to the Trust Investments and its other properties and assets. The Liens granted to the Administrative Agent and the Lenders pursuant to
SECTION 7.01 will at all times be fully perfected first priority Liens in and to the Borrower Collateral, subject only to Custodial Liens which have priority under the UCC. No filings (other than the filing of the Uniform Commercial Code financing statements described on Schedule of Documents and continuation statements with respect thereto) and no other actions (other than those contemplated by the Control Agreement) shall be necessary to perfect, and maintain the priority of, the Liens granted to the Administrative Agent and the Lenders pursuant to SECTION 7.01.

          (h) VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING INDEBTEDNESS. Except as set forth in SCHEDULE 4.01(H), the Borrower has no Subsidiaries, is not engaged in any joint venture or partnership with any other Person, and is not an Affiliate of any other Person. (For purposes of this SECTION 4.01(H), the Servicer shall not be considered an Affiliate of the Borrower solely because of the services rendered by the Servicer pursuant to the Servicing Agreements.) Set forth on SCHEDULE 4.01(H) is a description of Borrower's capital structure. All outstanding Debt of the Borrower as of the Closing Date is described in SECTION 5.03(G).

          (i) TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Borrower have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with SECTION 5.01(E). Proper and accurate amounts have been withheld by the Borrower from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 4.01(I) sets forth as of the Closing Date (i) those taxable years for which the Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on
SCHEDULE 4.01(I), the Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Borrower is not liable for any charges under any agreement (including any tax sharing agreements). As of the Closing Date, the Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

          (j) FULL DISCLOSURE. No information contained in this Loan Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Borrower to any of the Lenders or the Agents pursuant to the terms of this Loan Agreement or any of the other Related Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          (k) ERISA. The Borrower is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA. SCHEDULE 4.01(K) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. Neither the Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither the Borrower nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in
Section 4975 of the IRC, in connection with any Plan, which would subject the Borrower or any ERISA Affiliate to a material tax on prohibited transactions imposed by Section 4975 of the IRC. Except as set forth in SCHEDULE 4.01(K): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) neither the Borrower nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Borrower or any ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or the equivalent by another nationally recognized rating agency

          (l) BROKERS. No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Loan Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          (m) MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). The Borrower owns no Margin Stock, and no portion of the proceeds of any Revolving Credit Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

          (n) SECURITIES ACT EXEMPTION. The making of each Revolving Credit Advance under this Loan Agreement will be exempt from the registration requirements of Section 5 of the Securities Act.

          (o) INVESTMENT COMPANY ACT. The Borrower is registered under the Investment Company Act as a diversified, closed-end management investment company and is in compliance in all material respects with all applicable provisions of the Investment Company Act and the rules and regulations promulgated thereunder. The making of the Revolving Credit Advances by each of the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Loan Agreement and the other Related Documents will not violate in any material respect any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission. The Borrower is in compliance with the Investment and Valuation Policies. The Servicer is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended, and is the Investment Advisor appointed pursuant to the Investment Management Agreement.

          (p) DEPOSIT AND SECURITIES ACCOUNTS. The Borrower does not maintain any deposit or other bank accounts or securities accounts as of the Closing Date other than the Deposit Accounts and the Securities Accounts set forth on
SCHEDULE 4.01(P). The Borrower holds all of its financial assets in the Securities Accounts in accordance with Section 17(f) of the Investment Company Act.

          (q) ELIGIBLE ASSETS.

               (i) ELIGIBILITY. Each interest in a Trust Investment designated as an Eligible Asset in each Borrowing Base Certificate constitutes an Eligible Asset as of the date of such Borrowing Base Certificate.

               (ii) NO MATERIAL ADVERSE EFFECT. The Borrower has no knowledge of any fact (including any defaults by the Obligor thereunder or on any other Trust Investment) that would cause it or should have caused it to have a reasonable expectation that any payments on each Trust Investment designated as an Eligible Asset in any Borrowing Base Certificate will not be paid in full when due or to expect any other Material Adverse Effect.

               (iii) NONAVOIDABILITY OF TRANSFERS. The Borrower shall have purchased each interest in or assignment of a Trust Investment for cash consideration and in an amount that constitutes fair consideration and reasonably equivalent value therefor and not on account of an antecedent debt owed to the Borrower, and no such purchase is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

          (r) REPRESENTATIONS AND WARRANTIES IN OTHER RELATED DOCUMENTS. Each of the representations and warranties of the Borrower contained in the Related Documents (other than this Loan Agreement) is true and correct in all respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, each of the Lenders and the Agents as if the same were set forth in full herein.

          (s) NONCONSOLIDATION. The Borrower is operated in such a manner that the separate existence of the Borrower and each member of the Servicer Group would not be disregarded in the event of the bankruptcy or insolvency of any member of the Servicer Group and, without limiting the generality of the foregoing:

               (i) the Borrower is a limited purpose Delaware business trust whose activities are restricted in the Trust Documents, in the Prospectus, and in the Investment and Valuation Policies to those activities expressly permitted therein and hereunder and under the other Related Documents, and the Borrower has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder, in the Prospectus, and under the other Related Documents;

               (ii) the Borrower maintains records and books of account separate from that of each member of the Servicer Group, holds regular trustee meetings and otherwise observes trust formalities;

               (iii) the financial statements and books and records of the Borrower and each member of the Servicer Group reflect the separate existence of the Borrower;

               (iv) (A) the Borrower maintains its assets separately from the assets of each member of the Servicer Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Trust Investments), (B) the Borrower's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Servicer Group and (C) the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Borrower's Stockholders (other than pursuant to tenders conducted in accordance with Section 23(c) of the Investment Company Act and the rules and regulations promulgated thereunder);

               (v) except as otherwise expressly permitted hereunder, under the other Related Documents, under the Servicing Agreements and under the Borrower's organizational documents, no member of the Servicer Group (A) pays the Borrower's expenses (other than by reason of a waiver of the fees to which the member is entitled or pursuant to the Expense Limitation Agreement), (B) guarantees the Borrower's obligations, or (C) advances funds on other than a short-term basis to the Borrower for the payment of expenses or otherwise;

               (vi) all business correspondence and other communications of the Borrower are conducted by the Servicer or another member of the Servicer Group on behalf of the Borrower separate and apart from any other investment company or other Person for which the Servicer (or other member of the Servicer Group) acts as servicer or investment adviser;

               (vii) the Borrower does not act as agent for any member of the Servicer Group, but instead presents itself to the public as a trust separate from each such member and engaged in the business of investing in accordance with its Prospectus and the Investment and Valuation Policies;

               (viii) the Borrower maintains at least two independent directors each of whom is not an "interested person" (as that term is defined in Section 2(a)(19) of the Investment Company Act) of the Borrower or the Servicer; and

               (ix) the Trust Documents require the Borrower to maintain (A) correct and complete books and records of account and (B) minutes of the meetings and other proceedings of its Stockholders and board of trustees.

          (t) COMPELLING BUSINESS REASON. The credit facilities extended under this Loan Agreement and the terms hereof are a compelling business reason for granting a security interest in the Borrower Collateral.

          SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF THE SERVICER. To induce each of the Lenders to make Revolving Credit Advances and the Lenders and the Agents to take any action required to be performed by it hereunder, the Servicer hereby makes the following representations and warranties to each of the Lenders and the Administrative Agent as of the Closing Date and as of the date of each Revolving Credit Advance, each of which shall survive the execution and delivery of this Loan Agreement.

          (a) RELATED DOCUMENTS. Each of the representations and warranties of the Servicer contained in any Related Document is true and correct, and the Servicer hereby makes each such representation and warranty to, and for the benefit of, each of the Lenders and the Agents as if the same were set forth in full herein.

          (b) CORPORATE EXISTENCE; COMPLIANCE WITH LAW. The Servicer (i) is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its operating agreement and certificate of formation in all material respects; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c) CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Servicer of this Loan Agreement and the other Related Documents to which it is a party, the creation and perfection of all Liens and ownership interests provided for therein and, solely with respect to CLAUSE (VIII) below, the exercise by any of the Servicer, the Lenders or the Agents of any of its rights and remedies under any Related Document to which it is a party: (i) are within the Servicer's corporate powers; (ii) have been duly authorized by all necessary or proper corporate action; (iii) do not contravene any provision of the Servicer's operating agreement or certificate of formation; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any Trust Investment, any Collateral Documentation or any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Servicer is a party or by which the Servicer or any of the property of the Servicer is bound; (vi) in light of the confidentiality requirements of SECTION 12.05(C), do not prohibit administering the Revolving Credit Advances, monitoring the Borrower Collateral, and sharing confidential information with the Lenders and the Agents for purposes of exercising rights and remedies of each of the Lenders under this Loan Agreement;
(vii) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Servicer; and (viii) do not require the consent or approval of any Governmental Authority or any other Person, except (A) those referred to in SECTION 4.02(B) all of which will have been duly obtained, made or complied with prior to the Closing Date, and (B) consents to the sale of an assignment of or participation in Trust Investments, to the extent required by the Collateral Documentation applicable thereto. On or prior to the Closing Date, each of the Related Documents to which the Servicer is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

          (d) NO LITIGATION. No Litigation is now pending or, to the knowledge of the Servicer, threatened against the Servicer that (i) challenges the Servicer's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the grant of the security interest contemplated by this Loan Agreement or the consummation of any of the other transactions contemplated under this Loan Agreement or the other Related Documents, or (iii) has a reasonable risk of being determined adversely to the Servicer and that, if so determined, could have a Material Adverse Effect. Except as set forth on SCHEDULE 4.02(D), as of the Closing Date there is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Servicer.

          (e) SOLVENCY. Both before and after giving effect to (i) the transactions contemplated by this Loan Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Servicer is and will be Solvent.

          (f) MATERIAL ADVERSE EFFECT. Between February 28, 2001 and the Closing Date, (i) the Servicer has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Servicer or has become binding upon the Servicer's assets and no law or regulation applicable to the Servicer has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Servicer is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Servicer is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between February 28, 2001 and the Closing Date no event has occurred that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

          (g) TAXES. All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by the Servicer have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in the manner provided for the Borrower in SECTION 5.01(E). Proper and accurate amounts have been withheld by the Servicer from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. SCHEDULE 4.02(G) sets forth as of the Closing Date (i) those taxable years for which the Servicer's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on SCHEDULE 4.02(G), the Servicer has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Servicer is not liable for any charges under any agreement (including any tax sharing agreements). As of the Closing Date, the Servicer has not agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

          (h) FULL DISCLOSURE. No information contained in this Loan Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Servicer to any of the Lenders or the Agents pursuant to the terms of this Loan Agreement or any of the other Related Documents contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          (i) INVESTMENT ADVISERS ACT. The Servicer is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended, and is the Investment Advisor appointed pursuant to the Investment Management Agreement.

          (j) OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, none of the Borrower Collateral is subject to any Adverse Claim, other than Permitted Encumbrances described in CLAUSE (F) of the definition thereof, and there are no facts, circumstances or conditions known to the Servicer that may result in (i) with respect to Trust Investments, any Adverse Claims (including Adverse Claims arising under Environmental Laws) and (ii) with respect to the Borrower's other properties and assets, any Adverse Claims (including Adverse Claims arising under Environmental Laws) other than Permitted Encumbrances. The Borrower and the Servicer have used reasonable efforts to obtain all assignments, promissory notes and other documents (and has duly effected all recordings, filings and other actions) necessary to establish, protect and perfect the Borrower's right, title and interest in and to the Trust Investments and its other properties and assets.

          (k) ERISA. The Servicer is in compliance with ERISA and has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA. SCHEDULE 4.02(K) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to the Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. Neither the Servicer nor any ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither the Servicer nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in
Section 4975 of the IRC, in connection with any Plan, which would subject the Servicer or any ERISA Affiliate to a material tax on prohibited transactions imposed by Section 4975 of the IRC. Except as set forth in SCHEDULE 4.02(K): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of the Servicer, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) neither the Servicer nor any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of the Servicer or any ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by S&P or the equivalent by another nationally recognized rating agency.

          (l) ELIGIBLE ASSETS.

               (i) ELIGIBILITY. Each interest in a Trust Investment designated as an Eligible Asset in each Borrowing Base Certificate constitutes an Eligible Asset as of the date of such Borrowing Base Certificate.

               (ii) NO MATERIAL ADVERSE EFFECT. The Servicer has no knowledge of any fact (including any defaults by the Obligor thereunder or on any other Trust Investment) that would cause it or should have caused it to reasonably expect that any payments on each Trust Investment designated as an Eligible Asset in any Borrowing Base Certificate will not be paid in full when due or to expect any other Material Adverse Effect.

                                    ARTICLE V
                        GENERAL COVENANTS OF THE BORROWER

          SECTION 5.01. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that from and after the Closing Date and until the Termination Date:

          (a) COMPLIANCE WITH AGREEMENTS AND APPLICABLE LAWS. The Borrower shall perform each of its obligations under this Loan Agreement and the other Related Documents and comply in all material respects with all federal, state and local laws and regulations applicable to it and the Borrower Collateral, including those relating to truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Borrower shall comply with the Investment and Valuation Policies with respect to each Trust Investment and the Collateral Documentation therefor.

          (b) MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its trust existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of the Trust Documents and
SECTION 4.01(S); (iii) comply with its Investment and Valuation Policies, and
(iv) transact business only in such names as are set forth in SCHEDULE 5.01(B).

          (c) CASH MANAGEMENT SYSTEMS. On or prior to the Closing Date, the Borrower will establish and will maintain until the Termination Date the cash management systems described on ANNEX 5.01(C) (the "CASH MANAGEMENT SYSTEMS").

          (d) USE OF PROCEEDS. The Borrower shall utilize the proceeds of the Revolving Credit Advances made hereunder solely for (i) the purchase of interests in or assignments of Trust Investments, (ii) other purposes permitted by the terms of the Trust Documents and the Investment Company Act and (iii) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Loan Agreement and the other Related Documents.

          (e) PAYMENT, PERFORMANCE AND DISCHARGE OF OBLIGATIONS.

               (i) Subject to SECTION 5.01(E)(II), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges payable by it, including (A) charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

               (ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in
     SECTION 5.01(E)(I); PROVIDED, that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) none of the Lenders or the Agents has advised the Borrower in writing that such Affected Party reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

          (f) ERISA. The Borrower shall give the Administrative Agent prompt written notice of any event that could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.

          (g) SECURITIES ACCOUNTS. The Borrower shall hold all of its financial assets only in the Securities Accounts, in accordance with Section 17(f) of the Investment Company Act.

          SECTION 5.02. REPORTING REQUIREMENTS OF THE BORROWER.

          (a) The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to each of the Lenders, the Agents and, in the case of PARAGRAPHS (B)(II) and (F) therein only, to the Rating Agencies, the financial statements, notices and other information at the times, to the Persons and in the manner set forth in ANNEX 5.02(A).

          (b) The Borrower hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to each of the Lenders and the Agents the Investment Reports (including Borrowing Base Certificates) at the times, to the Persons and in the manner set forth in ANNEX 5.02(B).

          SECTION 5.03. NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, without the prior written consent of each of the Lenders and the Agents, from and after the Closing Date until the Termination
Date:

          (a) DEPOSIT AND SECURITIES ACCOUNTS. The Borrower shall not terminate, sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its rights with respect to any Custodial Account, either Collection Account, either Retention Account or any other deposit account in which any Collections of any Trust Investments are deposited except as otherwise expressly permitted by this Loan Agreement or any of the other Related Documents.

          (b) LIENS. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its interests in Trust Investments or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Custodial Liens, the Liens set forth in SCHEDULE 5.03(B) and other Permitted Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent or either of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Loan Agreement or any of the other Related Documents.

          (c) MODIFICATIONS OF TRUST INVESTMENTS OR COLLATERAL DOCUMENTATION; INVESTMENT AND VALUATION POLICIES. The Borrower shall extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Trust Investments or amend, modify or waive any term or condition of any Collateral Documentation related thereto only in accordance with the Investment and Valuation Policies. The Borrower shall not amend, waive or modify any term of the Investment and Valuation Policies without the prior written consent of the Administrative Agent, provided that consent to any change in valuation policies which satisfies the Rating Agency Condition shall not be unreasonably withheld.

          (d) CAPITAL STRUCTURE AND BUSINESS. The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on SCHEDULE 4.01(H) (other than the issuance of shares of its Common Stock from time to time so long as any such Common Stock consists of the classes of Common Stock authorized as of the Closing Date and is issued on substantially the same terms as the shares of Common Stock issued pursuant to the Prospectus), including (A) the issuance of any shares of any class or series ranking senior to its shares of Common Stock with respect to the payment of dividends or the distribution of assets, (B) the reclassification of any authorized shares of the Borrower into any shares ranking senior to its shares of Common Stock with respect to the payment of dividends or the distribution of assets, or (C) the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares ranking senior to its shares of Common Stock with respect to the payment of dividends or the distribution of assets or (iii) amend the Trust Documents in a manner which could adversely affect the rights, interests or obligations of any of the Lenders or the Agents. The Borrower shall not engage in any business other than the businesses currently engaged in by it and shall not convert from a closed-end investment company to an open-end investment company.

          (e) MERGERS, SUBSIDIARIES, ETC. The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

          (f) RESTRICTED PAYMENTS. The Borrower shall not make any Restricted Payments; PROVIDED that so long as a Default or an Event of Default shall not have occurred and be continuing and would not occur as a result thereof, the Borrower (i) may make Restricted Payments described in clause (b) of the definition thereof to the extent required by the Servicing Agreements, (ii) may make Restricted Payments described in clause (a) of the definition thereof (A) in accordance with SECTION 5.03(K) below and (B) other than in connection with tenders or other redemptions of shares of beneficial interest described in
Section 23(c) of the Investment Company Act and the rules and regulations promulgated thereunder, in accordance with its policy to allocate investment income and capital gains as set forth in the Investment and Valuation Policies and (iii) may make distributions to the extent necessary to retain its qualification as a regulated investment company under Subchapter M of the IRC, and in order not to be subject to federal income tax or the federal excise tax imposed on certain undistributed income.

          (g) INDEBTEDNESS. The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) the Borrower Obligations, (ii) deferred taxes, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) indorser liability in connection with the indorsement of negotiable instruments for deposit or collection in the ordinary course of business and (v) obligations to Persons who provide services to the Borrower in the ordinary course of its business as an investment company and similar trade obligations incurred in the ordinary course of business.

          (h) INVESTMENTS. The Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including any Stockholder, director, officer or employee of the Borrower, through the direct or indirect lending of money, holding of securities or otherwise, except investments in Trust Investments and Permitted Investments in accordance with its Investment and Valuation Policies.

          (i) COMMINGLING. The Borrower shall not deposit or permit the deposit of any funds that do not constitute Collections of Trust Investments, other Borrower Collateral or proceeds from the offering of the Borrower's securities into any Deposit Account or Securities Account.

          (j) ERISA. The Borrower shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

          (k) INVESTMENT COMPANY ACT ASSET COVERAGE. The Borrower shall not declare any dividend or any other distribution upon its shares of Common Stock or any other shares of Stock or repurchase shares of Common Stock unless (i) no Default or Event of Default shall have occurred or be continuing and (ii) in every such case the Borrower's "senior securities representing indebtedness" (as defined in Section 18 of the Investment Company Act) have at the time of such declaration or purchase, as the case may be, "asset coverage" (as defined in and determined pursuant to Section 18 of the Investment Company Act) of at least 300% (or such other percentage as may in the future be specified in Section 18 of Investment Company Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of paying dividends on common stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

          (l) PORTFOLIO DIVERSIFICATION. The Borrower shall not permit the number of industries (using the categories provided by Moody's) in which Obligors, with respect to Eligible Assets, do business to be fewer than fifteen.

          (m) CUSTODIAL OVERADVANCES. The Borrower shall not permit (i) the aggregate amount of intraday overdrafts with respect to the Custodial Accounts to exceed the sum of (A) ten percent (10.0%) of Total Assets at that time PLUS
(B) the amount available to be borrowed under this Agreement as of the end of the immediately preceding Business Day or (ii) the aggregate amount of overnight overdrafts with respect to the Custodial Accounts to exceed the sum of (A) five percent (5.0%) of Total Assets at that time PLUS (B) the amount available to be borrowed under this Agreement as of the end of the immediately preceding Business Day.

                                   ARTICLE VI
                               SERVICER PROVISIONS

          SECTION 6.01. APPOINTMENT OF THE SERVICER. Each of the Borrower and the Lenders hereby appoints the Servicer as its agent to service the Borrower Collateral and enforce its rights and interests in and under each Trust Investment and Collateral Documentation therefor and each other item of Borrower Collateral and to serve in such capacity until the termination of its responsibilities pursuant to SECTIONS 8.02 or 10.01. In connection therewith, the Servicer hereby accepts such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of each of the Lenders and the Agents, subcontract with a Sub-Servicer for the collection, servicing or administration of the Borrower Collateral; PROVIDED, that (a) the Servicer shall remain liable for the performance of the duties and obligations of the Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Borrower Collateral involving a Sub-Servicer shall be consistent with the requirements of this Loan Agreement and shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Lenders and the Agents shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer. Until the Servicer's responsibilities are terminated or the Servicer resigns pursuant to SECTION 8.02 or 10.01 of this Loan Agreement, the Servicer shall also serve as Investment Advisor to the Borrower pursuant to the Investment Management Agreement. Each of the Lenders and the Agents acknowledge that the Administrator, which is an Affiliate of the Servicer, has been appointed as a Sub-Servicer pursuant to the Administration Agreement.

          SECTION 6.02. DUTIES AND RESPONSIBILITIES OF THE SERVICER. Subject to the provisions of this Loan Agreement, the Servicer shall conduct or supervise the servicing, administration and collection of the Borrower Collateral and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect all amounts due to the Borrower under each Trust Investment and each other item of Borrower Collateral from time to time, (ii) the Servicer would take if the Borrower's interests in the Borrower Collateral were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Borrower Collateral.

          SECTION 6.03. COLLECTIONS ON FINANCINGS.

          (a) In the event that the Servicer is unable to determine the specific Borrower Collateral on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Loan Agreement only that such Collections shall be deemed to have been received on such financings in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Borrower Collateral on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Loan Agreement only that such reductions shall be deemed to have been granted or made on such Borrower Collateral (i) prior to the occurrence of an Event of Default, as determined by the Servicer and (ii) from and after the occurrence of an Event of Default, in the reverse order in which they were originated with respect to such Obligor.

          (b) If the Servicer determines that amounts unrelated to the Borrower Collateral (the "UNRELATED AMOUNTS") have been deposited in a Deposit Account or Collection Account, then the Servicer shall provide written evidence thereof to each of the Lenders and the Agents no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the applicable Agents shall segregate the Unrelated Amounts in the Collection Account and the same shall not be deemed to constitute Collections on Borrower Collateral and shall not be subject to the provisions of SECTION 2.07.

          SECTION 6.04. AUTHORIZATION OF THE SERVICER. Each of the Borrower and each of the Lenders hereby authorizes the Servicer to take any and all reasonable steps in the name of the Borrower and on its behalf necessary or desirable and not inconsistent with the pledge of the Borrower Collateral by the Borrower to each of the Lenders hereunder and the subsequent pledge thereof by the Conduit Lender to the Collateral Agent pursuant to the Collateral Agent Agreement, in the determination of the Servicer, to (a) collect or supervise the collection of all amounts due under any Borrower Collateral and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Trust Investment and (b) after any Trust Investment becomes a Defaulted Financing and to the extent permitted under and in compliance with applicable law and regulations, assist the Borrower in commencing proceedings with respect to the enforcement of payment of any such Trust Investment and the Collateral Documentation therefor and assist the Borrower in adjusting, settling or compromising any payments due thereunder. The Borrower and the Lenders shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent to collect all amounts due to the Borrower under or in connection with the Borrower Collateral and to assist the Servicer in the discharge of its duties hereunder and under the other Related Documents. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of a Default or an Event of Default, each of the Lenders and the Agents shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is the Investment Advisor or otherwise), at the Borrower's expense, to commence or settle any legal action to enforce collection of all amounts due to the Borrower under or in connection with any Trust Investment or to foreclose upon, repossess or take any other action that the applicable Agent deems necessary or advisable with respect thereto. In no event shall the Servicer be entitled to make any Affected Party a party to any such action (or any other action by or against a third party) without such Affected Party's express prior written consent.

          SECTION 6.05. SERVICING FEES. As compensation for its servicing activities and as reimbursement for its reasonable expenses in connection therewith, the parties hereto agree that the Servicer shall be entitled to receive the fees provided for in the Investment Management Agreement for so long as the Investment Management Agreement is in effect and shall not be entitled to receive any other compensation. So long as no Default or Event of Default has occurred and is continuing, the Servicer shall be entitled to reimbursement for expense advances made on behalf of the Borrower in the ordinary course of business. The Servicer shall be required to pay for all expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the fees and reimbursements referred to in the two immediately preceding sentences.

          SECTION 6.06. COVENANTS OF THE SERVICER. The Servicer covenants and agrees that from and after the Closing Date and until the Termination Date:

          (a) OWNERSHIP OF BORROWER COLLATERAL. The Servicer shall, and shall cause the Custodians to, identify the Borrower Collateral clearly and unambiguously in its Servicing Records to reflect that such Borrower Collateral has been pledged pursuant to this Loan Agreement.

          (b) COMPLIANCE WITH INVESTMENT AND VALUATION POLICIES. The Servicer shall comply in all material respects with the Investment and Valuation Policies with respect to each Trust Investment and the Collateral Documentation therefor and all other Borrower Collateral. The Servicer shall not amend, waive or modify any term of the Investment and Valuation Policies without the prior written consent of the Administrative Agent, provided that consent to any change in valuation policies which satisfies the Rating Agency Condition shall not be unreasonably withheld.

          (c) COVENANTS IN OTHER RELATED DOCUMENTS. The Servicer shall, and shall cause the Servicer Group to, perform, keep and observe all covenants applicable to any of them under the Related Documents and the Servicing Agreements, and the Servicer hereby agrees to be bound by such covenants (to the extent applicable to it) in its capacity as the Servicer hereunder for the benefit of the Lenders and the Agents as if the same were set forth in full herein.

          SECTION 6.07. REPORTING REQUIREMENTS OF THE SERVICER. The Servicer hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver or cause to be delivered to each of the Lenders and the Agents the financial statements, notices and other information at the times, to the Persons and in the manner set forth in ANNEX 6.07.

          SECTION 6.08. AMENDMENTS TO SERVICING AGREEMENTS. The Servicer and the Borrower hereby agree that, from and after the Closing Date and until the Termination Date and except with the prior written consent of each of the Lenders and the Administrative Agent, the Servicing Agreements shall not be terminated, amended, modified or supplemented in any respect which may adversely affect (a) the rights and obligations of any of the Lenders or the Agents or (b) the ability of the Borrower and the Servicer to perform their respective obligations under this Loan Agreement and the other Related Documents.

                                   ARTICLE VII
                           GRANT OF SECURITY INTERESTS

          SECTION 7.01. BORROWER'S GRANT OF SECURITY INTEREST. To secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce each of the Lenders to enter into this Loan Agreement and perform the obligations required to be performed by it hereunder in accordance with the terms and conditions thereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of itself and each of the Lenders, a Lien upon all of its right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the "BORROWER COLLATERAL"):

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Contracts;

          (d) all Documents;

          (e) all Equipment;

          (f) all Fixtures;

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
          (g) all General Intangibles;

          (h) all goods;

          (i) all Instruments;

          (j) all Inventory;

          (k) all Investment Property;

          (l) all Deposit Accounts, Securities Accounts and other deposit and bank accounts and all deposits therein;

          (m) all money, cash or cash equivalents of the Borrower; and

          (n) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing;

provided, however, the foregoing grant of a security interest shall be deemed not to grant a security interest in any Bank Loans to the extent that the terms and provisions of a written agreement, document or instrument in effect on the Closing Date creating or evidencing such Bank Loan or any rights relating thereto expressly prohibit the granting of a security interest therein or condition the granting of a security interest therein on the consent of a third party whose consent has not been obtained; provided further that in the event of the termination or elimination of any prohibition or the requirement for any consent to the extent sufficient to permit any such Bank Loans to become Borrower Collateral hereunder, or upon the granting of any such consent or waiving or terminating any requirement for such consent, a security interest in such Bank Loans shall be automatically and simultaneously granted hereunder in such Bank Loans, and the Bank Loans automatically and simultaneously shall be deemed to be assigned and pledged to the Administrative Agent and shall be included as Borrower Collateral hereunder.

          SECTION 7.02. CONSENT TO ASSIGNMENT. Each of the Borrower and the Servicer acknowledges and consents to the grant by the Conduit Lender to the Collateral Agent pursuant to the Collateral Agent Agreement of a Lien upon all of the Conduit Lender's right, title and interest in, to and under the Borrower Collateral and acknowledges the rights of the Collateral Agent as a secured party and further acknowledges and consents that, upon the occurrence and during the continuance of a Default or an Event of Default, the Collateral Agent shall be entitled to enforce the provisions of the Borrower Pledged Agreements and to all the rights and remedies of the Conduit Lender thereunder. In addition, each of the Borrower and the Servicer hereby authorizes the Collateral Agent to rely on the representations and warranties made by it in the Borrower Pledged Agreements to which it is a party and in any other certificates or documents furnished by it to any party in connection therewith.

          SECTION 7.03. DELIVERY OF COLLATERAL. All certificates or instruments representing or evidencing the Borrower Collateral shall be delivered to and held by or on behalf of the Custodians under the terms of the Custody Agreement and the Control Agreement and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion following the occurrence and during the continuation of an Event of Default and without notice to the Borrower or the Lenders, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Borrower Collateral. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 7.04. BORROWER REMAINS LIABLE. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Trust Investments, the Collateral Documentation therefor, the Borrower Pledged Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders, the Agents and the other Conduit Lender Secured Parties shall not have any obligation or liability under any such Trust Investments, Collateral Documentation or agreements by reason of or arising out of this Loan Agreement or the Collateral Agent Agreement or the granting herein or therein of a Lien thereon or the receipt by either of the Lenders, any Agent or any Conduit Lender Secured Party of any payment relating thereto pursuant hereto or thereto. The exercise by either of the Lenders, the Administrative Agent or the Collateral Agent of any of their respective rights under this Loan Agreement or the Collateral Agent Agreement shall not release the Borrower or the Servicer from any of their respective duties or obligations under any such Trust Investments, Collateral Documentation or agreements. None of the Lenders, the Agents or the Conduit Lender Secured Parties shall be required or obligated in any manner to perform or fulfill any of the obligations of the Borrower or any Service Provider under or pursuant to any such Trust Investment, Collateral Documentation or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Trust Investment, Collateral Documentation or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

          SECTION 7.05. COVENANTS OF THE BORROWER AND THE SERVICER REGARDING THE BORROWER COLLATERAL.

          (a) NAME CHANGES; ORGANIZATIONAL CHANGES; OFFICES AND RECORDS. The Borrower shall not change its name, identity, corporate structure or jurisdiction of organization in any manner, unless it shall have given the Agents at least 30 day's prior written notice thereof and all action requested by the Agents pursuant to SECTION 12.15 shall have been taken with respect to the Borrower Collateral. The Borrower shall maintain its principal place of business and chief executive office and the office at which it stores its Records at the location specified in SCHEDULE 4.01(B) or, upon 30 days' prior written notice to the Agents, at such other location in a jurisdiction where all action requested by the Agents pursuant to SECTION 12.15 shall have been taken with respect to the Borrower Collateral. The Borrower and the Servicer shall, at the Borrower's own cost and expense (except to the extent that such expense is borne by the Administrator pursuant to the Administration Agreement), maintain adequate and complete records of the Trust Investments and the Borrower Collateral, including records of any and all payments received, credits granted with respect thereto and all other dealings therewith. Upon the request of any of the Agents, the Borrower and the appropriate Service Provider shall mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records, computer tapes, computer disks and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Loan Agreement and the assignment and Liens granted pursuant to this ARTICLE VII. Upon the occurrence and during the continuance of an Event of Default, the Borrower and the Servicer shall, and shall cause the other Service Providers to, deliver and turn over such books and records to the Administrative Agent or its representatives (including, without limitation, the Custodians) at any time on demand of the Administrative Agent. Prior to the occurrence of an Event of Default and upon notice from the Administrative Agent, the Borrower and the Servicer shall, and shall cause the other Service Providers to, permit any representative of any Agent to inspect such books and records and shall provide photocopies thereof to such Agent as more specifically set forth in SECTION 7.05(B).

          (b) ACCESS. The Borrower and the Servicer shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as any Agent reasonably determines to be appropriate: (i) provide each of the Lenders, the Agents and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Trust Investments), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit each of the Lenders, the Agents and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit each of the Lenders, the Agents and their respective officers, employees and agents to inspect, review and evaluate the Trust Investments and the Borrower Collateral and (iv) permit each of the Lenders, the Agents and their respective officers, employees and agents to discuss matters relating to the Trust Investments or its performance under this Loan Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants. If (A) a Default or an Event of Default shall have occurred and be continuing or (B) the Administrative Agent, in good faith, believes that a Default or an Event of Default is imminent or deems either of the Lender's rights or interests in the Trust Investments, the Borrower Pledged Agreements or any other Borrower Collateral insecure, then the Borrower and the Servicer shall provide such access at all times and without advance notice and provide each of the Lenders and the Agents with access to the Borrower's suppliers and customers. The Borrower and the Servicer shall make available to the Agents and their respective counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the applicable Agent may request. The Borrower and the Servicer shall deliver any document or instrument necessary for the Agents, as they may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.

          (c) COMMUNICATION WITH ACCOUNTANTS. The Borrower and the Servicer authorize each of the Lenders and the Agents, upon at least two Business Days' prior notice (unless a Default or Event of Default shall have occurred and be continuing, in which case no notice shall be required), to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to each

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of the Lenders and the Agents any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) with respect to its business, financial condition and other affairs.

          (d) COLLECTION OF TRUST INVESTMENTS. Except as otherwise provided in this SECTION 7.05(D), the Borrower shall continue to collect or cause to be collected, at its sole cost and expense, all amounts due or to become due to the Borrower under the Trust Investments, the Borrower Pledged Agreements and any other Borrower Collateral. In connection therewith, the Borrower shall take such action as it and, from and after the occurrence and during the continuance of an Event of Default, the Administrative Agent, may deem necessary or desirable to enforce collection of the Trust Investments, the Borrower Pledged Agreements and the other Borrower Collateral; PROVIDED, that the Borrower may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Lenders the Outstanding Balance of any such Trust Investment; PROVIDED FURTHER, that if (i) an Event of Default shall have occurred and be continuing or (ii) the Administrative Agent, in good faith, believes that a Default or an Event of Default is imminent or deems the Lenders' rights or interests in the Trust Investments, the Borrower Pledged Agreements or any other Borrower Collateral insecure and has so notified the Borrower and the Servicer at least fifteen days prior to the taking of any action or giving of further notice pursuant to this PROVISO, then the Administrative Agent may, without prior notice to the Borrower or the Servicer (and subject to any applicable requirements in the Collateral Documentation for consent from the Obligor and or the Transaction Agent, other than as specified in CLAUSE (II)), notify any Obligor under any Trust Investment or obligors under the Borrower Pledged Agreements of the pledge of such Trust Investments or Borrower Pledged Agreements, as the case may be, to the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower, the Administrative Agent may enforce collection of any such Trust Investment or the Borrower Pledged Agreements and adjust, settle or compromise the amount or payment thereof.

          (e) PERFORMANCE OF BORROWER PLEDGED AGREEMENTS. The Borrower and the Servicer shall (i) perform and observe all the terms and provisions of the Borrower Pledged Agreements to be performed or observed by it, maintain the Borrower Pledged Agreements in full force and effect, enforce the Borrower Pledged Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by any Agent, make such demands and requests to any other party to the Borrower Pledged Agreements as are permitted to be made by the Borrower or the Servicer thereunder.

                                  ARTICLE VIII
                EVENTS OF DEFAULT; EVENTS OF SERVICER TERMINATION

          SECTION 8.01. EVENTS OF DEFAULT. If any of the following events (each, an "Event OF DEFAULT") shall occur (regardless of the reason therefor):

          (a) the Borrower shall (i) fail to make any payment of any Borrower Obligation when due and payable and the same shall remain unremedied for one Business Day or more, (ii) fail or neglect to perform, keep or observe any other provision of this Loan Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.01) and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by any Agent to the Borrower, or (iii) fail or neglect to perform, keep or observe SECTION 5.03(M) and the same shall remain unremedied for one Business Day or more;

          (b) a default or breach shall occur under any other agreement, document or instrument to which the Investment Advisor, the Administrator, the Borrower or the Servicer is a party or by which any such Person or its property is bound that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Debt (other than the Borrower Obligations) of any such Person which is in excess of $1,000,000 in the aggregate, or (ii) causes, or permits any holder of such Debt or a trustee or agent to cause, Debt or a portion thereof which is in excess of $1,000,000 in the aggregate, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised, by such holder, trustee or agent;

          (c) a case or proceeding shall have been commenced against any Service Provider or the Borrower seeking a decree or order in respect of any such Person
(i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person;

          (d) the Borrower or any Service Provider shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or trustee (as the case may be) action in furtherance of any of the foregoing;

          (e) the Borrower or any Service Provider admits in writing its inability to, or is generally unable to, pay its Debts as such Debts become due; or the aggregate outstanding amount of the liabilities of the Borrower or any Service Provider shall exceed the fair market value of its assets;

          (f) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time outstanding shall be rendered against the Borrower or the Servicer and the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay;

          (g) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect or any representation or warranty of any Service Provider or the Borrower herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by any Service Provider or the

Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made;

          (h) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of any Service Provider (other than a Lien (i) limited by its terms to assets other than interests in Trust Investments and (ii) not materially adversely affecting the financial condition of the Service Provider or its ability to perform its obligations under the Related Documents and the Servicing Agreements);

          (i) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of the Borrower with an aggregate value in excess of $1,000,000;

          (j) any Agent shall have determined that any event or condition that has had or could reasonably be expected to have or result in a Material Adverse Effect has occurred;

          (k) this Loan Agreement shall for any reason cease to evidence the first priority perfected security interest of the Administrative Agent, the Lenders and the Conduit Lender Secured Parties in the Borrower Collateral, subject only to Permitted Encumbrances;

          (l) except as otherwise expressly provided herein, any Servicing Agreement shall have been modified, amended or terminated without the prior written consent of each of the Lenders and the Agents;

          (m) an Event of Servicer Termination shall have occurred;

          (n) the Control Agreement or the Custody Agreement shall cease to be in full force or effect, or any Custodian shall repudiate the terms of the Control Agreement or the Custody Agreement or any portion thereof, and there shall not be in effect at that time one or more Control Agreements or Custody Agreements (as the case may be) which have been approved in writing by the Lenders and the Administrative Agent and which govern the Borrower Collateral previously subject to the Control Agreement or Custody Agreement which has ceased to be in effect or which has been repudiated;

          (o) the Servicer or any Custodian shall resign or shall be replaced by the Borrower prior to the time at which a Person approved in writing by the Lenders and the Administrative Agent has accepted its appointment as replacement Servicer or Custodian (as the case may be) in accordance with the terms of this Loan Agreement and the Related Documents;

          (p) (i) the aggregate outstanding principal amount of Defaulted Financings PLUS the aggregate outstanding principal amount of Trust Investments as to which the Outstanding Balance has been reduced by reason of any write-off, setoff or counterclaim shall exceed 15% of the outstanding principal amount of the Borrower's interest in all Trust Investments or (ii) the aggregate value of Trust Investments, as determined in accordance with the Investment and Valuation Policies, shall be equal to or less than 80% of the outstanding principal amount of the Borrower's interest in all Trust Investments, as shown on the Borrower's general ledger prepared in accordance with GAAP and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (q) the Borrower shall, without the express prior written consent of each of the Lenders and the Agents, amend the Trust Documents in a manner which could adversely affect the rights, interests or obligations of any of the Lenders or the Agents;

          (r) (i) from June 30, 2001 through May 31, 2003, as of the last Business Day of each of the consecutive calendar months since June 30, 2001, and
(ii) from and after June 30, 2003, as of the last Business Day of each of 24 consecutive calendar months, "asset coverage" (as defined in and determined pursuant to Section 18 of the Investment Company Act) shall have been less than 100%;

          (s) Custodial Overadvances outstanding as of the end of each of fifteen consecutive Business Days exceed $15,000,000; or

          (t) any change in accounting standards shall occur or any pronouncement or release of any accounting or regulatory body (including FASB, AICPA or the Securities and Exchange Commission) shall be issued, or any other change in the interpretation of accounting standards shall occur, such that all or any portion of the Conduit Purchaser's assets and liabilities are deemed to be consolidated with the assets and liabilities of GE Capital or any of its affiliates;

then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, either of the Lenders or the Collateral Agent, by notice to the Borrower, declare the Facility Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, that the Facility Termination Date shall automatically occur (i) upon the occurrence of any of the Events of Default described in SECTIONS 8.01(C), (D), (E), (N) or (O) or (ii) four days after the occurrence of the Event of Default described in SECTION 8.01(A)(I) if the same shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          SECTION 8.02. EVENTS OF SERVICER TERMINATION. If any of the following events (each, an "EVENT OF SERVICER TERMINATION") shall occur (regardless of the reason therefor):

          (a) the Servicer shall fail or neglect to perform, keep or observe any material provision of this Loan Agreement or the other Related Documents or the Servicing Agreements (whether in its capacity as the Servicer or in any other capacity as a Service Provider) and the same shall remain unremedied for five Business Days or more after written notice thereof shall have been given by any of the Lenders or the Agents to the Servicer;

          (b) any representation or warranty of the Servicer herein or in any other Related Document or Servicing Agreement or in any written statement, report, financial statement or certificate made or delivered by the Servicer to any of the Lenders or the Agents hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made;

          (c) any Agent shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Trust Investments or to otherwise perform hereunder has occurred;

          (d) an Event of Default shall have occurred or this Loan Agreement shall have been terminated;

          (e) a deterioration has taken place in the quality of servicing of Trust Investments or other Borrower Collateral serviced by the Servicer that any Agent, in its reasonable discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by such Agent to the Servicer;

          (f) the Servicer shall assign or purport to assign any of its obligations hereunder or under any other Related Document or the Servicing Agreements without the prior written consent of the Agents;

          (g) a Change of Control or Change of Management shall have occurred;
or

          (h) the Borrower's board of trustees shall have determined that it is in the best interests of the Borrower to terminate the duties of the Servicer hereunder and shall have given the Servicer, each of the Lenders and the Agents written notice thereof;

then, and in any such event, the Administrative Agent shall, at the request of, or may, with the consent of, either of the Lenders or the Collateral Agent, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, require the Borrower to use all reasonable efforts, and thereupon the Borrower shall use all reasonable efforts, to terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer, PROVIDED that (i) such termination is not inconsistent with the fiduciary obligations of the trustees of the Borrower and (ii) upon such termination, the Servicer shall also cease to serve in any capacity as a Service Provider. Upon the delivery of any such notice and termination of the Servicer's servicing responsibilities, all authority and power of the Servicer under this Loan Agreement and the Servicing Agreements shall pass to and be vested in the Successor Servicer acting pursuant to SECTION 10.02; PROVIDED, that notwithstanding anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in
SECTION 6.02 with respect to Collections on the Trust Investments until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with SECTION 10.02.

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
                                   ARTICLE IX
                                    REMEDIES

          SECTION 9.01. ACTIONS UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared the Facility Termination Date to have occurred or the Facility Termination Date shall be deemed to have occurred pursuant to SECTION 8.01, then the Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

          (a) The Administrative Agent may (and, pursuant to the terms of the Control Agreement, may instruct the Custodians to), without notice to the Borrower except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Borrower from any Custodial Account, either Collection Account, either Retention Account or any part of such accounts in accordance with the priorities set forth in SECTION 2.07 against all or any part of the Borrower Obligations.

          (b) The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any Lender's or any Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Borrower's premises or elsewhere and shall have the right to use any of the Borrower's premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against any Service Provider, the Borrower, any Person claiming the Borrower Collateral sold through a Service Provider or the Borrower, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Collection Account and such proceeds shall be disbursed in accordance with SECTION 2.07.

          (c) Upon the completion of any sale under SECTION 9.01(B), the Borrower and the Servicer shall, and shall cause the other Service Providers to, deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such Lender,

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
the Borrower shall confirm any such sale or transfer by executing and delivering to such Lender all proper instruments of conveyance and transfer and releases as may be designated in any such request.

          (d) At any sale under SECTION 9.01(B), any of the Lenders, the Agents or the Conduit Lender Secured Party may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

          (e) The Administrative Agent may exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Pledged Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Pledged Agreements.

          SECTION 9.02. NOTICES TO CUSTODIAN. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may deliver a Notice of Exclusive Control, a Notice of Application of Funds and/or entitlement orders to the Borrower and the Custodian in accordance with the Control Agreement.

          SECTION 9.03. EXERCISE OF REMEDIES. No failure or delay on the part of any Agent in exercising any right, power or privilege under this Loan Agreement or any Related Document and no course of dealing between a Service Provider or the Borrower, on the one hand, and any Lender or any Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Loan Agreement or any Related Documents preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Loan Agreement and the Related Documents are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that any Lender or any Agent would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand. In case any Lender or any Agent shall have proceeded to enforce any right, remedy or power under this Loan Agreement or any Related Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Lender or such Agent, then and in every such case the Borrower, each Lender and each Agent shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of each Lender and each Agent shall continue as though no such proceeding had been taken.

          SECTION 9.04. POWER OF ATTORNEY. On the Closing Date, the Borrower and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as EXHIBIT 9.03 (each, a "POWER OF ATTORNEY"). The power of attorney granted pursuant to each Power of Attorney is a power coupled with an interest and shall be irrevocable until all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the

Administrative Agent's and the Lenders' Liens upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent's officers, directors, employees, agents or representatives shall be responsible to the Borrower or the Servicer for any act or failure to act, except in respect of damages attributable solely to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          SECTION 9.05. WAIVER OF CERTAIN RIGHTS. The Borrower, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Loan Agreement or any Collateral or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted hereunder or any other Related Document, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Loan Agreement or any other Related Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety or in lots or otherwise as the Administrative Agent may determine or be directed hereunder; PROVIDED, HOWEVER, that, the provisions of this SECTION 9.05 are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Loan Agreement or any Related Document invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

          SECTION 9.06. CONTINUING SECURITY INTEREST. This Loan Agreement shall create a continuing Lien in the Borrower Collateral until the conditions to the release of the Liens of each of the Lenders and the Administrative Agent thereon set forth in SECTION 2.07(F) have been satisfied.

                                    ARTICLE X
                          SUCCESSOR SERVICER PROVISIONS

          SECTION 10.01. SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon 60 days' prior written notice to the Borrower, each of the Lenders and the Agents. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with SECTION
10.02. Any Successor Servicer appointed pursuant to this SECTION 10.01 shall be registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended, and shall replace the then acting Investment Advisor as Investment Advisor under an investment management agreement that is identical to the Investment Management Agreement (except for the identity of the Investment Advisor party thereto and except as approved by the Agents).

          SECTION 10.02. APPOINTMENT OF THE SUCCESSOR SERVICER. In connection with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Loan Agreement pursuant to SECTIONS 8.02 or 10.01, the Borrower shall use all reasonable efforts (to the extent not inconsistent with the fiduciary obligations of its trustees) to appoint a successor servicer to the Servicer that shall be acceptable to the Agents and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Loan Agreement (such successor servicer being referred to as the "SUCCESSOR SERVICER"); PROVIDED, that the Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Agents an instrument in form and substance acceptable to the Agents.

          SECTION 10.03. DUTIES OF THE SERVICER. The Servicer covenants and agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

          (a) The Servicer being replaced by the Successor Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each of the Lenders and the Agents and, without limiting the generality of the foregoing, shall timely deliver all Servicing Records and other information with respect to the Trust Investments to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (b) The Servicer being replaced by the Successor Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

          SECTION 10.04. EFFECT OF TERMINATION OR RESIGNATION. Any termination of or resignation by the Servicer hereunder shall not affect any claims that the Borrower, the Lenders or any Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                   ARTICLE XI
                                   THE AGENTS

          SECTION 11.01. AUTHORIZATION AND ACTION.

          (a) THE ADMINISTRATIVE AGENT. The Administrative Agent may take such action and carry out such functions under this Loan Agreement as are authorized to be performed by it pursuant to the terms of this Loan Agreement or any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; PROVIDED, that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Loan Agreement, and, other than the duties set forth in SECTION 11.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

          (b) The Operating Agent may take such action and carry out such functions under this Loan Agreement as are authorized to be performed by it pursuant to the terms of this Loan Agreement, any other Related Document, the Administrative Services Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto; PROVIDED, that the duties of the Operating Agent hereunder shall be determined solely by the express provisions of this

Loan Agreement, and, other than the duties set forth in SECTION 11.02, any permissive right of the Operating Agent hereunder shall not be construed as a duty.

          (c) The Collateral Agent may take such action and carry out such functions under this Loan Agreement as are authorized to be performed by it pursuant to the terms of this Loan Agreement, any other Related Document, the Collateral Agent Agreement or otherwise contemplated hereby or thereby or are reasonably incidental thereto; PROVIDED, that the duties of the Collateral Agent hereunder shall be determined solely by the express provisions of this Loan Agreement, and, other than the duties set forth in SECTION 11.02, any permissive right of the Collateral Agent hereunder shall not be construed as a duty.

          SECTION 11.02. RELIANCE. None of the Agents, any of their respective Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Loan Agreement or the other Related Documents or the Program Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Servicer and each of the Lenders hereby acknowledge and agree that each of the Agents (a) acts as agent hereunder for one or more of the Lenders an Affected Parties and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or any Service Provider, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Loan Agreement, the other Related Documents or the Program Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Loan Agreement, the other Related Documents or the Program Documents on the part of the Borrower, the Servicer or either Lender or to inspect the property (including the books and records) of the Borrower, the Servicer or either Lender, (e) shall not be responsible to the Borrower, the Servicer or either of the Lenders for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Loan Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (f) shall incur no liability under or in respect of this Loan Agreement, the other Related Documents or the Program Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters. Notwithstanding the foregoing, each of the Operating Agent and the Administrative Agent acknowledges that it has a duty to make investments of funds on deposit in the Retention Account, in accordance with SECTION 2.06(C) and the instructions of the Servicer.

          SECTION 11.03. GE CAPITAL AND AFFILIATES. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, any Service Provider, the Borrower or either of the Lenders, any of their respective Affiliates and any Person who may do business with or own securities of such

Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, any Service Provider, the Borrower, any Lender or any other Person.

                                   ARTICLE XII
                                  MISCELLANEOUS

          SECTION 12.01. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Loan Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon confirmation of receipt by the transmitting machine and telephonic advice of the transmission, when sent by telecopy or other similar facsimile transmission, (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided; PROVIDED, that each such declaration or other communication shall be deemed to have been validly delivered to the Collateral Agent and the Operating Agent hereunder upon delivery to the Administrative Agent in accordance with this SECTION 12.01. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Lenders and the Agents) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

          SECTION 12.02. BINDING EFFECT; ASSIGNABILITY.

          (a) This Loan Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, each of the Lenders and each of the Agents and their respective successors and permitted assigns. Neither the Borrower nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of each of the Lenders and the Agents and unless the Rating Agency Condition shall have been satisfied with respect to any such assignment. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Servicer without the prior express written consent of each of the Lenders and the Agents shall be void.

          (b) Any of the Lenders or the Agents may, with the consent of the Borrower, assign any of its rights and obligations hereunder or interests herein to any Person and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Trust Investments and the Borrower Collateral and any rights it may have to exercise remedies hereunder), provided that the consent of the Borrower is not required with respect to an assignment to an affiliate of any Lender or any Agent, or to a special purpose investment vehicle managed by any Agent or an affiliate thereof, so long as such assignment does not have a material adverse effect on the Borrower. The Borrower acknowledges and agrees that, upon any such assignment by a Lender, the assignee thereof may enforce directly, without joinder of such Lender, all of the obligations of the Borrower hereunder. Any assignment by a Lender to a foreign person shall not be effective unless any Certificate of Exemption required by SECTION 2.05(C) has been delivered to the Borrower and the Administrative Agent.

          (c) The Borrower hereby acknowledges that from time to time the Committed Lender or the Liquidity Lenders may purchase from the Conduit Lender all of its interest in the Outstanding Principal Amount and the Borrower Collateral at such time.

          SECTION 12.03. TERMINATION; SURVIVAL OF BORROWER OBLIGATIONS UPON FACILITY TERMINATION DATE.

          (a) This Loan Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

          (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Loan Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Facility Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; PROVIDED, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower or the Servicer pursuant to ARTICLE IV, the indemnification and payment provisions of SECTION 2.08 and SECTIONS 12.04, 12.05 and 12.06 shall be continuing and shall survive the Termination Date.

          SECTION 12.04. COSTS, EXPENSES AND TAXES.

          (a) The Borrower shall reimburse each of the Lenders and the Agents for all out-of-pocket expenses incurred in connection with (i) the negotiation and preparation of this Loan Agreement and the other Related Documents, (ii) all search, filing, recording and registration fees with respect to the Collateral and the Administrative Agent's and Lenders' Liens with respect thereto, (iii) efforts to monitor the Revolving Credit Advances, or any of the Borrower Obligations, (iv) efforts to evaluate, observe or assess any Service Provider or the Borrower or their respective affairs, and (v) efforts to verify, protect, evaluate, assess or appraise any of the Borrower Collateral (including, in each case, the reasonable fees and expenses of all of its special counsel, advisors, consultants retained in connection with the transactions contemplated thereby and advice in connection therewith).

          (b) The Borrower shall reimburse each of the Lenders and the Agents for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including management consultants and appraisers) for advice, assistance, or other representation in connection with:

               (i) any amendment, modification or waiver of, consent with respect to, or termination of this Loan Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;

               (ii) any Litigation, contest or dispute (whether instituted by the Borrower, any Lender, any Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to any Lender or any Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default;

               (iii) any attempt to enforce any remedies of any of the Lenders or the Agents against the Borrower or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default;

               (iv) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default; and

               (v) efforts to collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;

including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this SECTION 12.04, all of which shall be payable, on demand, by the Borrower to the applicable Lender or Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          (c) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Loan Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees. The obligations under this SECTION 12.04(C) shall survive the termination of this Loan Agreement.

          SECTION 12.05. CONFIDENTIALITY.

          (a) Except to the extent otherwise required by applicable law, as required to be filed publicly with the Securities and Exchange Commission or distributed to shareholders, or unless the Administrative Agent shall otherwise consent in writing, the Borrower and the Servicer agree to maintain the confidentiality of this Loan Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Loan Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

          (b) The Borrower and the Servicer each agree that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Loan Agreement and the other Related Documents without the prior written consent of each of the Lenders and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer, as applicable, shall consult with each of the Lenders and the Administrative Agent prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Loan Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

          (c) Each of the Lenders and the Agents (i) agree to use reasonable efforts (equivalent to the efforts such Lender or Agent (as the case may be) apply to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to it by or on the behalf of the Borrower and the Servicer and designated as confidential (which shall be deemed to include any non-public information about an Obligor of a Trust Investment) for a period of two (2) years following receipt thereof, except that any Lender or Agent may disclose such information (A) to Persons employed or engaged by it in evaluating, approving, structuring or administering the Revolving Credit Advances and the credit facility provided hereunder; (B) to any independent attorneys, consultants, and auditors acting on behalf of any of the Lenders or the Agents; (C) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them); (D) as required or requested by any Governmental Authority or reasonably believed by it to be compelled by any court decree, subpoena or legal or administrative order or process; (E) as, on the advice of its' counsel, required by law; (F) in connection with the exercise of any right or remedy under the Transaction Documents or in connection with any Litigation to which it is a party; (G) which ceases to be confidential through no fault of any of the Lenders or the Agents; (H) to any Rating Agency rating the indebtedness of a Lender or considering the issuance of such a rating; or (I) to any provider of liquidity or credit enhancement to a Lender, and (ii) agree to be bound to reasonable requirements to preserve confidentiality of information that is contained in Collateral Documentation and about which notice is provided to the Administrative Agent by or on behalf of the Borrower.

          SECTION 12.06. NO PROCEEDINGS. The Borrower and the Servicer hereby agree that, from and after the Closing Date and until the date one year plus one day following the date on which the Commercial Paper with the latest maturity has been indefeasibly paid in full in cash, it will not, directly or indirectly, institute or cause to be instituted against either of the Lenders any proceeding of the type referred to in SECTIONS 8.01(C) and 8.01(D). The Conduit Lender shall not, and shall not be obligated to, pay any amount pursuant to the Related Documents unless (i) the Conduit Lender has received funds which may be used to make such payment pursuant to the Program Documents, and (ii) after giving effect to such payment, either (A) the Conduit Lender could issue Commercial Paper to refinance all outstanding Commercial Paper (assuming such outstanding Commercial Paper matured at such time) without violating the Program Documents, or (B) all Commercial Paper is paid in full. Any amount which the Conduit Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or an obligation of the Conduit Lender for any insufficiency unless and until the Conduit Lender satisfies the provisions of such preceding sentence. This SECTION
12.06 shall survive the termination of this Agreement.

          SECTION 12.07. COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT. This Loan Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in SECTION 12.08.

          SECTION 12.08. AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of this Loan Agreement or any of the other Related Documents, or any consent to any departure by the Borrower or the Servicer therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto or thereto and by the Collateral Agent, PROVIDED, that (i) the Operating Agent shall notify each of the Rating Agencies concurrently with the execution of any amendment to any provision of this Loan Agreement or any of the other Related Documents, and (ii) it shall be a condition precedent to the effectiveness of any material amendment to any provision of this Loan Agreement or any of the other Related Documents that the Rating Agency Condition shall have been satisfied in respect thereof.

          SECTION 12.09. NO WAIVER; REMEDIES. The failure by any of the Lenders or the Agents, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Loan Agreement or any

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
Revolving Note shall not waive, affect or diminish any right of any of the Lenders or the Agents thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Loan Agreement or the Revolving Notes, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any of the Lenders or the Agents unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of each of the Lenders and the Agents and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of each of the Lenders and the Agents under this Loan Agreement shall be cumulative and nonexclusive of any other rights and remedies that any of the Lenders or the Agents may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.

          SECTION 12.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) THIS LOAN AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS LOAN AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS LOAN AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY OF THE LENDERS OR THE AGENTS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER SECURED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY OF THE LENDERS OR THE AGENTS. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY

OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS LOAN AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          SECTION 12.11. COUNTERPARTS. This Loan Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          SECTION 12.12. SEVERABILITY. Wherever possible, each provision of this Loan Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Loan Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

          SECTION 12.13. SECTION TITLES. The section titles and table of contents contained in this Loan Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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
          SECTION 12.14. LIMITED RECOURSE.

          (a) The obligations of each of the Lenders under this Loan Agreement and all Related Documents are solely the corporate and company obligations of each respective Lender. No recourse shall be had for the payment of any amount owing in respect of Revolving Credit Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Loan Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of each of the Lenders. Any accrued obligations owing by each of the Lenders under this Loan Agreement shall be payable by it solely to the extent that funds are available therefor from time to time in accordance with the provisions of the Collateral Agent Agreement and
SECTION 2.07 of this Loan Agreement (and such accrued obligations shall not be extinguished until paid in full).

          (b) A copy of the Borrower's agreement and declaration of trust (the "TRUST AGREEMENT") is on file with the Secretary of the State of Delaware, and notice is hereby given that the Trust Agreement has been executed on behalf of the Borrower by each trustee or officer of the Borrower in his or her capacity as trustee or officer, and not individually. The obligations of the Borrower under this Loan Agreement and the Related Documents shall only be binding upon the assets and property of the Borrower, and none of the officers of the Borrower shall be personally liable thereon.

          SECTION 12.15. FURTHER ASSURANCES.

          (a) The Borrower and the Servicer shall, at the Borrower's sole cost and expense, upon request of any of the Lenders or the Agents, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that any of the Lenders or the Agents may request to (i) perfect, protect, preserve, continue and maintain fully the right, title and interests (including Liens) granted to each of the Lenders under this Loan Agreement, (ii) enable either of the Lenders or the Administrative Agent to exercise and enforce its rights under this Loan Agreement, any of the other Related Documents or the Collateral Agent Agreement or (iii) otherwise carry out more effectively the provisions and purposes of this Loan Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of any of the Lenders or the Agents, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that any of the Lenders or the Agents may request to perfect, protect and preserve the Liens granted pursuant to this Loan Agreement, free and clear of all Adverse Claims,
(B) mark, or cause the Service Providers to mark, each Collateral Documentation evidencing each Trust Investment with a legend, acceptable to each of the Lenders and the Agents evidencing that the Borrower has pledged to each of the Lenders all right and title thereto and interest therein as provided herein, (C) mark, or cause the Service Providers to mark, its master data processing records evidencing such Trust Investments with such a legend and (D) notify or cause the Service Providers to notify Obligors of the Lien of the Administrative Agent and each of the Lenders in the Trust Investments effected hereunder.

          (b) Without limiting the generality of the foregoing, the Borrower hereby authorizes each of the Lenders, the Administrative Agent and the Collateral Agent, and each of the Lenders hereby authorizes the Collateral Agent and the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Trust Investments, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, either of the Lenders to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement or of any notice or financing statement covering the Trust Investments, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

          (c) Notwithstanding anything else contained herein, in the Control Agreement or in the Custody Agreement, in the event of a change in applicable law, Trust Investments acquired by or on behalf of the Borrower shall be delivered or transferred to the Custodian for the benefit of the Administrative Agent and the Lenders in such manner as is reasonably required under such changed applicable law to continue the valid, perfected and first-priority Lien and security interest in such Trust Investments in favor of the Administrative Agent and the Lenders, subject only to Custodial Liens. The Borrower, at its own expense, shall immediately take all reasonable actions (and shall cause the Custodian to take all reasonable actions) as may be directed by the Administrative Agent in writing as necessary or desirable to continue such Lien and security interest. Promptly upon the Administrative Agent's request, the Borrower agrees to enter into an appropriate amendment of this Agreement and the Control Agreement (and to cause the Custodian to enter into such amendment to the Control Agreement) to reflect any such change in applicable law, and the Borrower shall deliver to the Administrative Agent and the Lenders an opinion of counsel satisfactory to the Administrative Agent in connection therewith.

                                 SIGNATURE PAGE

          IN WITNESS WHEREOF, the parties have caused this Revolving Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                      PILGRIM SENIOR INCOME FUND, as Borrower


                                      By:
                                          --------------------------------------
                                          Name: Daniel A. Norman
                                          Title: Senior Vice President


                                      Address:
                                      7337 East Doubletree Ranch Road
                                      Scottsdale, Arizona 85258
                                      Attention: Daniel A. Norman
                                      Telephone: (480) 477-2112
                                      Facsimile: (480) 477-2076


                                      ING PILGRIM INVESTMENTS, LLC, as Servicer


                                      By
                                          --------------------------------------
                                          Name: Michael J. Roland
                                          Title: Senior Vice President

                                      Address:
                                      7337 East Doubletree Ranch Road
                                      Scottsdale, Arizona  85258
                                      Attention: Michael J. Roland
                                      Telephone: (480) 477-2118
                                      Facsimile: (480) 477-2715

                                      EDISON ASSET SECURITIZATION, L.L.C.,
                                      as Conduit Lender


                                      By:
                                          --------------------------------------
                                          Name: Mary D. Dierdorff
                                          Title: Assistant Secretary


                                      ADDRESS:
                                      c/o General Electric Capital Corporation
                                      3001 Summer Street, 2nd Floor
                                      Stamford, Connecticut  06927
                                      Attention: Manager, Conduit Administration
                                      Telephone: (203) 357-4328
                                      Facsimile: (203) 357-6616


                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Operating Agent for the Conduit Lender


                                      By:
                                          --------------------------------------
                                          Name: Thomas S. Shilen, Jr.
                                          Title: Authorized Signatory


                                      ADDRESS:
                                      General Electric Capital Corporation
                                      3001 Summer Street, 2nd Floor
                                      Stamford, Connecticut  06927
                                      Attention: Manager, Conduit Administration
                                      Telephone: (203) 357-4328
                                      Facsimile: (203) 357-6616


                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Collateral Agent for the Conduit Lender


                                      By:
                                          --------------------------------------
                                          Name: Thomas S. Shilen, Jr.
                                          Title: Authorized Signatory

                                      ADDRESS:
                                      c/o General Electric Capital Corporation
                                      3001 Summer Street, 2nd Floor
                                      Stamford, Connecticut  06927
                                      Attention: Manager, Conduit Administration
                                      Telephone: (203) 357-4328
                                      Facsimile: (203) 357-6616


                                      GENERAL ELECTRIC CAPITAL CORPORATION, as
                                      Committed Lender


                                      By
                                          --------------------------------------
                                          Name: Denis M. Creeden
                                          Title: Duly Authorized Signatory


                                      ADDRESS:
                                      201 High Ridge Road
                                      Stamford, Connecticut  06927
                                      Attention: Senior Vice President -
                                      Portfolio/Pilgrim Senior Income Fund
                                      Telephone: (203) 357-4065
                                      Facsimile: (203) 316-7821


                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Administrative Agent


                                      By
                                          --------------------------------------
                                          Name: Denis M. Creeden
                                          Title: Duly Authorized Signatory


                                      ADDRESS:
                                      201 High Ridge Road
                                      Stamford, Connecticut  06927
                                      Attention: Senior Vice President -
                                      Portfolio/Pilgrim Senior Income Fund
                                      Telephone: (203) 357-4065
                                      Facsimile: (203) 316-7821